                                                                     Exhibit 4.1

                    COOPERATIVE BANK FOR SAVINGS, INC., SSB


                  EMPLOYEE STOCK OWNERSHIP-401(K) SAVINGS PLAN

                                       AS

                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997



              UNDER SECTIONS 401(a), 401(k) AND 4975(e)(7) OF THE
                   INTERNAL REVENUE CODE OF 1986, AS AMENDED

                                    ADOPTION

                                       OF

                    COOPERATIVE BANK FOR SAVINGS, INC., SSB

                 EMPLOYEE STOCK OWNERSHIP - 401(k) SAVINGS PLAN


  The Board of Directors of Cooperative Bank for Savings, Inc., SSB (the "Bank")
has, on        , 1996, adopted this amended and restated Employee Stock
       --------
Ownership - 401(k) Savings Plan ("Plan").

  IN WITNESS WHEREOF, the Bank has caused this Plan to be amended and restated, as hereinafter set forth in Part I and Part II of said Plan, and hereby agrees to continue to accept the duties and responsibilities of Plan Administrator pursuant to the Employee Retirement Income Security Act ("ERISA") this day
                                                                      ------
of                , 1996.
   --------------

                              COOPERATIVE BANK FOR SAVINGS, INC., SSB

                              By:
                                 ________________________________________
                                 Its President


                              ATTEST:


                              By:
                                 ________________________________________
                                 Its Secretary

$$NO/FOLIO
                                     Part I
                                     ------

                               Table of Contents
                               -----------------


Section                                              Page
-------                                              ----

Definitions......................................     1

Eligibility......................................     9

Employer Contributions...........................    11

Participant's Contributions......................    12

Allocation of Contributions......................    21

Allocation to Participant's Accounts.............    25

Retirement and Distribution of Benefits..........    27

In Event of Disability...........................    30

In the Event of Death............................    30

In the Event of Termination of Employment
or Change in Status..............................    31

Top-Heavy Definitions and Rules..................    34

Administration of the Plan.......................    40

Management and Investment of Trust Assets........    41

Obligations of the Company.......................    43

Miscellaneous....................................    43

Amendments.......................................    44

Suspension, Discontinuance and Plan Termination..    45

Inclusion of Other Companies.....................    46

                                   SECTION 1
                                   ---------

                                  Definitions
                                  -----------

The following words and phrases used herein have the following meanings, unless a different meaning is plainly required by the context:

      The masculine pronoun wherever used shall include the feminine pronoun and the singular shall include the plural.

1.1 "Account" means the record of the Participant's interest in the Trust Fund, maintained by the Committee.

1.2 "Acquisition Loan" means an Exempt Loan (or other extension of credit) used by the Trust to finance the acquisition of Qualifying Employer Securities, which loan may constitute an extension of credit to the Trust from a party in interest.

1.3 "Actual Deferral Percentage" or "Actual Average Deferral Percentage" shall mean, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Salary Deferral Contributions made on the Employee's behalf for a Plan Year to (b) the Employee's salary before any salary deferrals for that Plan Year.

1.4 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1988, as applied to such items and in such manner as the Secretary shall provide.

1.5 "Affiliate" means any employer aggregated with the Employer under Section 414(b), (c), (m), or (o) of the Code.

1.6   "Anniversary Date" means the last day of the Plan Year.

1.7   "Board of Directors" means the Board of Directors of the Company.

1.8 "Code" means the Internal Revenue Code of 1986, as amended, together with regulations promulgated pursuant thereto.

1.9 "Committee" or "Administrative Committee" or "Administrator" means the committee appointed to manage and administer the Plan as provided in
      Section 12.

1.10 "Company" means Cooperative Bank for Savings, Inc., SSB, its successors and assigns, and any related entity that adopts this Plan and joins in the corresponding Trust Agreement.

1.11 "Compensation" means the sum of (i) a Participant's wages which are subject to federal income tax withholding pursuant to Section 3401(a) of the Code, and (ii) any amounts withheld from the Participant under a plan qualified under Section 125 or 401(k) of the Code and sponsored by the Employer within a Plan Year. Only the first $150,000 (or such other amount as determined by regulations under Sections 401(a)(17), 415(d) and 416 of the Code) of a Participant's annual compensation shall be treated as Compensation for purposes of the Plan. Company contributions for pension, profit sharing or insurance benefits are also excluded.

      Notwithstanding the foregoing, for purposes of determining the adjusted $150,000 Compensation limit for purposes of this Section 1.10 in defining a Key Employee, and for the purposes of determining minimum contributions or benefits, should the Plan be Top-Heavy as provided in Section 11, Compensation shall be defined as a Participant's W-2 earnings from the Company for the Plan Year.

      In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993, ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

1.12 "Early Retirement Date" means the later of the beginning of any Plan Year (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains his 55th birthday and has completed at least 5 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying the later of the above requirements if still employed at his Early Retirement Age.

      A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

1.13 "Effective Date" of the Plan, as amended and restated, means January 1, 1997.

1.14 "Elective Contribution" or "Salary Deferral Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in Section 4.1. Elective Contributions shall be subject to the requirements of Sections 4.1 and 4.9 and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(3), the provisions of which are specifically incorporated herein by reference.

1.15 "Employee" shall mean any person (a) who is in the employment of the Employer, and (b) whose wages from the Employer are subject to withholding for the purposes of federal income taxes and the Federal Insurance Contribution Act. "Employee" shall not include any person who is paid by an Employer as an independent contractor.

      "Employee" shall mean any employee of the employer maintaining the Plan or any other employer required to be aggregated under Section 414(b), (c),
      (m) or (o) of the Code.

1.16 "Employer" means the Company, Cooperative Bank for Savings, SSB, and any other company which, with the Company's consent, adopts the Plan and joins in the Trust Agreement.

1.17  "Employer Contribution Accounts" shall mean either:

      (a) "Basic Contribution Account" or "Performance Related Contribution Account" which shall mean that portion of the Trust Fund which, with respect to any Participant, is attributable to Employer contributions made pursuant to Sections 5.1(a) and 5.1(d) and any investment earnings and gains or losses thereon; or

      (b) "Matching Contribution Account" shall mean that portion of the Trust Fund which, with respect to any Participant, is attributable to Employer contributions made pursuant to Section 5.1(c) and 5.1(d), and any investment earnings and gains or losses thereon.

1.18 "Entry Date" means the Effective Date and the first day of the fourth and tenth months of the Plan Year, for Plan Years beginning before January 1, 1994. For Plan Years beginning on or after January 1, 1994, "Entry Date" means the first day of the first and seventh months of the Plan Year. Additionally, the Committee may, on a uniform and nondiscriminatory basis, at any time and from time to time, authorize a special entry date for eligible participants, but prior to the next regularly scheduled Entry Date.

1.19 "ESOP" means an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code.

1.20 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 5.1(c) and (d) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a).

1.21 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.3.

1.22 "Excess Deferred Compensation" means, with respect to any Taxable Year of a Participant, the excess of the aggregate amount of such Participant's Salary Deferral Contribution and the elective deferrals pursuant to
      Section 4.1 actually made on behalf of such Participant for such Taxable Year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference.

1.23 "Exempt Loan" means a loan made to the Plan which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations, and the Trust Agreement.

1.24 "Family Member" means an Employee who is the Employee's spouse, lineal ascendant or descendant, or spouse of such lineal ascendant or descendant, of an Employee who is a five percent owner of the Company, or if not a five-percent owner is a Highly Compensated Employee and is also in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation during the Year.

1.25 "Financed Shares" means shares of Qualifying Employer Securities acquired by the Trust with the proceeds of an Acquisition Loan, whether or not pledged as collateral to secure the repayment of such Acquisition Loan.

1.26 "Forfeiture" shall mean that portion of a Participant's Account that is not vested, and occurs on the earlier of (1) the last day of the Plan Year following the Plan Year in which the Participant's vested Account is distributed, provided the Participant is not reemployed prior thereto, or
      (2) the last day of the Plan Year in which the Participant incurs his fifth consecutive Break in Service.

1.27 "Highly Compensated Employee" shall have the meaning provided in "Option 1-- Model Amendment to Use the Simplified Method of Determining Highly Compensated Employees and a Snapshot Day for Determining Highly Compensated Employees" as provided in Rev. Proc. 95-34, (I.R.B. 1995-29, July 5, 1995), which provides as follows:

      The group of highly compensated employees ("HCEs") includes any Employee who is employed by the Employer on the snapshot day (as defined below in this Section 1.20, the "Snapshot Day") and who (i) is a 5-percent owner on the Snapshot Day, (ii) receives compensation for the Plan Year in excess of the (S) 414(q)(1)(B) amount for the Plan Year, (iii) receives compensation for the Plan Year in excess of the (S) 414(q)(1)(C) amount for the Plan Year and is a member of the top paid group of employees within the meaning of (S) 414(q)(4), or (iv) is an officer on the Snapshot Day and receives compensation during the Plan Year that is greater than 50 percent of the dollar limitation in effect under (S) 415(b)(1)(A). If no officer satisfies the compensation requirement of (iv) above, the highest paid officer for such Plan Year shall be treated as a HCE.

      For purposes of determining who is a HCE, compensation means compensation within the meaning of (S) 415(c)(3) as set forth in the Plan for purposes of determining the (S) 415 limits, except that amounts excluded pursuant to (S)(S) 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included. If compensation used for purposes of determining the (S) 415 limits under the Plan is not defined as total compensation as provided under (S) 415(c)(3) and the regulations thereunder, then for purposes of determining who is a HCE, compensation means compensation within the meaning of (S) 1.415-2(d)(11)(i) of the Income Tax Regulations, except that amounts excluded pursuant to (S)(S) 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included.

      If, as of the Snapshot Day, an Employee is a family member of either a 5-percent owner (whether active or former) or a HCE who is one of the 10 most HCEs ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5-percent owner or top-ten HCE shall be aggregated. In such case, the family member and 5-percent owner or top-ten HCE shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions and benefits of the family member and 5-percent owner or top-ten HCE. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such ascendants and descendants.

      The Snapshot Day will be the last day of the Plan Year.

      The group of HCEs will also include any Employee who during the Plan Year:

      (i) terminated employment prior to the Snapshot Day and was a HCE in the prior Plan Year;

      (ii) terminated employment prior to the Snapshot Day and (A) was a 5-percent owner, or (B) has compensation for the Plan Year which is greater than or equal to the compensation of any Employee who is treated as a HCE on the Snapshot Day (except for Employees who are HCEs solely because they are 5-percent owners or officers), or (C) was an officer and has compensation greater than or equal to the compensation of any other officer who is a HCE on the Snapshot Day solely because that person is an officer; or

      (iii) becomes employed subsequent to the Snapshot Day during the Plan Year and (A) is a 5-percent owner, or (B) has compensation for the Plan Year that is greater than or equal to the compensation of any Employee who is treated as a HCE on the Snapshot Day (except for Employees who are HCEs solely because they are 5-percent owners or officers), or (C) is an officer and has compensation greater than or equal to the compensation of any other officer who is a HCE on the Snapshot Day solely because that person is an officer.

      The determination of who is a HCE, including the determinations of the number and identity of Employees in the top paid group, the number of Employees treated as officers and the compensation that is taken into account, will be made in accordance with (S) 414(q) and (S) 1.414(q)-1T of the temporary Income Tax Regulations to the extent they are not inconsistent with the method established above.

1.28 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

1.29 "Late Retirement Date" means the Anniversary Date coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

1.30 "Leased Employee" means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person ("Leasing Organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      A Leased Employee shall not be considered an Employee of the Employer if:
      (i) such employee is covered by a money purchase pension plan providing:
      (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce.

1.31  "Limitation Year" means the Plan Year.

1.32 "Loan Suspense Account" means an account in which Qualifying Employer Securities are held and which has not been allocated to Participant's Accounts because they were purchased with borrowed funds pursuant to the provisions of Section 13.4 hereof or transferred to such account pursuant to the terms hereof.

1.33 "Non Highly Compensated Employee" means an Employee who is neither a Highly Compensated Employee nor a Family Member.

1.34 "Non-Key Employee" means an Employee who is not a Key Employee. Non-Key Employees shall include Employees who are former Key Employees.

1.35 "Normal Retirement Age" means the date a Plan Participant, if still an Employee, attains age 65 or the fifth anniversary he commences Plan participation, whichever is later.

1.36 "Normal Retirement Date" means the first day of the month coincident with, or next following, the date upon which a Participant attains his Normal Retirement Age.

1.37 "Other Investments Account" means the Account of a Participant which reflects his interest in the Plan attributable to Trust assets other than Qualifying Employer Securities.

1.38 "Participant" means an Employee or former Employee who has satisfied the requirements of Section 2.1.

1.39 "Participant's Account" means a separate account, maintained in the aggregate by the Committee, for each Participant with respect to his total interest in the Plan and Trust.

1.40 "Participant's Company Stock Account" means the Participant's Account credited with Qualifying Employer Securities.

1.41 "Plan" means this Cooperative Bank for Savings, Inc., SSB Employee Stock Ownership-401(k) Savings Plan as set forth herein.

1.42 "Plan Year" means the 12-month period ending on March 31st of each year. Effective April 1, 1993, Plan Year means the nine-month period beginning April 1, 1993 and ending December 31, 1993. Thereafter, the Plan Year shall mean the 12 consecutive month period beginning each January 1 and ending December 31, with the first such Plan Year to begin January 1, 1994.

1.43 "Pregnancy or Child Care Leave of Absence" shall mean, with respect to a Plan Year commencing on or after July 1, 1984, a compensated or uncompensated leave of absence of fixed or indefinite duration granted to an Employee by the Employer or an Affiliate pursuant to a written request which is submitted to the Employer or Affiliate by the Employee no later than thirty (30) days prior to the first day of the proposed leave of absence that is sought (i) because of the pregnancy of the Employee, (ii) because of the birth of a child of the Employee, (iii) because of the placement of a child with the Employee in connection with the adoption of such child by such Employee or for the purpose of enabling the Employee to care for a child for a period beginning immediately after the birth of such child to the Employee, (iv) because of the placement of such child with the Employee, or (v) because of an absence of not more than two (2) consecutive calendar years in duration which, upon his return to the employ of an Employer or an Affiliate, the Employee demonstrates to the satisfaction of the Employer to have been for one of the four aforementioned purposes.

1.44 "Qualified Domestic Relations Order" means a judgment, decree or order (including an approval of a property settlement agreement) that relates to the provision of child support and/or alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant, that is made pursuant to a domestic relations law (including a community property law) of a state, that creates or recognizes the right of an alternative payee, or assigns to an alternative payee the right, to receive all or a portion of the benefit payable to the Participant under the Plan, that sets forth the specific information required by Section 414(p)(2) of the Code to be included therein and that does not alter the amount or form of the benefit otherwise payable to the Participant.

1.45 "Qualified Election Period" means the six-Plan-Year period beginning with the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

1.46 "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

1.47 "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests.

      In addition, the Employer's contributions to the Plan that are made pursuant to Section 4.8(g) which are used to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions and be subject to the provisions of Sections 4.1 and 4.9.

1.48 "Qualifying Employer Securities" or "Company Stock" means the shares of common stock of the Company as described in Section 4975(e)(8) of the Code (or of a corporation which is a member of a controlled group with the Company) which is readily tradeable on an established securities market; or if not readily tradeable, meets the following criteria:

      (a) is a common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power, and

      (b)    that class of common stock having the greatest dividend rights.

      Noncallable preferred stock shall be deemed to be "Qualifying Employer Securities" if such stock is convertible at any time into stock which constitutes "Qualifying Employer Securities" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

1.49 "Salary Deferral Contribution Account" means the account maintained for a Participant to record contributions made on his behalf by the Employer pursuant to a salary deferral agreement described in Section 4.1 and adjustments relating thereto.

1.50 "Service" means any computation period during which an Employee was in the employment of the Employer or an Affiliate including service before the Effective Date of this Plan. It shall include any period during which an Employee is on leave of absence authorized by his Employer. All leaves of absence shall be granted in a uniform and non-discriminatory manner to all Employees in similar circumstances.

      (a) Any Participant who leaves the active Service of the Employer or an Affiliate to enter the Armed Forces of the United States of America during a period of national emergency or compulsory military service of the United States of America shall be deemed to be on leave of absence during the period of his Service in such Armed Forces and during any period after his discharge from such Armed Forces in which his re-employment rights are guaranteed by law.

      (b) "Year of Service" shall mean any computation period during which an Employee completes one thousand (1,000) or more Hours of Service.
             A Year of Service for purposes of determining an Employee's eligibility to participate in the Plan shall be defined as a twelve consecutive month period during which the Employee completes 1,000 Hours of Service for the Employer. The initial eligibility computation period is the twelve-consecutive-month period beginning on the date the Employee first performs an Hour of Service for the Employer. Succeeding eligibility computation periods shall commence with the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period regardless of whether the Employee remains in the Service of the Employer during his initial eligibility computation period.
             For vesting purposes, a Year of Service shall be any Plan Year in which an Employee completes 1,000 Hours of Service after attainment of age 18.

      (c) "Hour of Service" means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or an Affiliate for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

             Hours of Service are to be credited for each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed, irrespective of whether the employment relationship has terminated due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference.

             Hours of Service are to be credited for each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made.

             For purposes of crediting Hours of Service for periods during which no duties were performed, the method of determining the number of hours to be credited and the method of crediting such hours to computation periods shall conform to the requirements set forth in Sections 2530.200(b) 2(b) and (c) of the Department of Labor Regulations.

             Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual, but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.
             The hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in Service in that period, or (2) in all other cases, in the following computation period.

      (d)    "Benefit Accrual Computation Period" means the Plan Year.

      (e) "Vesting Computation Period" means the Plan Year. Notwithstanding the foregoing an Employee will be credited with a Year of Service for vesting purposes for the periods April 1, 1992 through March 31, 1993 and January 1, 1993 through December 31, 1993 if the Participant completes 1,000 Hours of Service during each such period.

      (f) "Break in Service" means any computation period in which an Employee works five hundred (500) Hours of Service or less. Except as otherwise provided above, any year in which an Employee works more than five hundred (500) Hours of Service, but less than one thousand (1,000) Hours of Service, shall not be recognized as Service, but this shall not be a Break in Service.

      (g) In the event that an Employee who incurred a Break in Service is subsequently re-employed, his Years of Service shall be cumulative for vesting purposes, except that if the Employee, at the time of his Break in Service, had no vested interest and the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the number of pre-break Years of Service, Years of Service prior to such Breaks in Service shall be disregarded. The same provision shall apply in the case of an Employee whose Service has been broken because he worked less than five-hundred (500) Hours of Service in a given Plan Year when he resumes working at least one thousand (1,000) Hours of Service per Plan Year.

1.51 "Spouse" shall mean the lawful husband or wife of a Participant on the date specified.

1.52 "Suspense Account" means the total forfeitable portion of all Former Participants' Accounts which has not yet become a Forfeiture during any Plan Year.

1.53 "Taxable Year" means, with respect to each Employer, the fiscal year adopted by such company from time to time for federal income tax purposes.

1.54 "Total Disability" or "Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the Federal Social Security Acts.

1.55 "Trust Agreement" means the trust agreement set forth in Part II of this Plan.

1.56 "Trust Fund" means the fund described in Section 13, and maintained in accordance with the terms of the Trust Agreement.

1.57 "Trustee(s)" means the person(s), or corporation(s), accepting the appointment of Trustee(s) and acting as such, including any successor Trustee(s), pursuant to the Trust Agreement.

1.58 "Valuation Date" means the last day of the Plan Year of the Trust Fund. The fair market value of the assets in the Trust Fund as of any valuation date shall be determined as the close of business on such date, or, if such date is not a business day, as of the close of business on the next preceding business day. On the Valuation Date the Account balances are valued to determine if the plan is top-heavy. The Valuation Date shall also be the Determination Date for Top-Heavy Plan calculations.

                                   SECTION 2
                                   ---------

                                  Eligibility
                                  -----------

2.1   Participation.  Subject to Section 2.6, each Employee shall become a
      -------------
      Participant, if still an Employee on the later of the Effective Date or the Entry Date which coincides with or next follows the later of (i) his attainment of age 21, and (ii) his completion of one (1) Year of Service for eligibility purposes.

      An Employee who terminates employment prior to meeting the Service requirement set forth in Section 2.1 shall be treated as a new Employee on the date of his rehire, but only if a Break in Service has occurred prior to such date of rehire. An Employee meeting the above-stated Service requirement, but who terminates employment prior to becoming a Participant, shall become a Participant as of the date of rehire, if a Break in Service has not occurred prior to such rehire. A rehired Employee who was a former Participant, shall become a Participant upon his date of rehire.

2.2   Annual Allocations.  Except as provided in Section 5.1(c) hereof, a
      ------------------
      Participant shall be entitled to his interest in the Company's Contribution for any Plan Year in which (i) he completes 1,000 Hours of

      Service during the Plan Year and (ii) he is either employed on the last day of the Plan Year, or terminated Service prior to the last day of the Plan Year as the result of his retirement, death, or Total Disability.

2.3   Annual Employer Report to Committee.  Within sixty (60) days after the
      -----------------------------------
      last day of the Fiscal Year, the Employer shall certify to the Committee in writing such information from its records with respect to Employees as the Committee may require in order to determine the identity and interests of the Participants and otherwise to perform its duties hereunder.

      Any certification by the Employer of information to the Committee pursuant to this Plan shall, for all purposes of this Plan, be binding on all parties in interest, provided that whenever any Employee proves to the satisfaction of the Employer that his period of Service or his Compensation as so certified is incorrect, the Employer shall correct such certification. The Service of any Employee shall be determined solely by reference to the data certified to the Committee by the Employer.

      The determination of the Committee as to the identity of the respective Participants and as to their respective interests shall be binding upon the Employer, the Trustees, the Employees, the Participants and all beneficiaries.

2.4   Transfers.  Whenever any Participant is transferred from one Employer who
      ---------
      is a party to the Plan to another Employer who is a party to the Plan, the Participant may continue on as a Participant in the Plan without any interruption as if the Participant had at all times been an Employee of the new Employer; and in the event an affiliated company ceases to be an Affiliate for any reason whatsoever, this event shall not affect the continued participation in this Plan of any Participant who becomes an Employee of the Employer or any other Affiliate under this Plan, and the Committee shall transfer the Participant's Account from the account of the withdrawing Affiliate to the Employer or new Affiliate.

2.5   Breaks-in-Service.  A Participant who terminates employment with an
      -----------------
      Employer or suffers a Break-in-Service shall cease to be an active Participant in this Plan and his Participant's Account shall be placed on inactive status. Except as provided in Section 2.2, the inactive Participant's Account shall continue to receive income allocations, but the inactive Participant shall not share in the Company's contribution for that Plan Year. Thus, he shall remain a Participant until his account balances have been distributed to him. Termination of employment may have resulted from voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer by the date on which an Authorized Leave of Absence expired.

2.6   Excluded Employees.  An Employee shall not participate in the Plan if he
      ------------------
      is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer or one or more Affiliates, including the Company, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer or such Affiliates. For this purpose, "Employee Representatives" will not include any organization in which more than half of the members are Employees who are owners, officers, or executives of the Employer or an Affiliate.

                                   SECTION 3
                                   ---------

                             Employer Contributions
                             ----------------------

3.1   Amount of Employer Contributions.
      --------------------------------

      (a) The amount to be contributed by an Employer shall be determined annually by resolution of its Board of Directors, but shall not exceed the maximum amount deductible under the applicable provisions of Section 404 of the Code.

      (b) The Committee shall maintain a separate Account for each Participant, to which it shall credit the Participant's share of all contributions, in accordance with Section 5, and which shall be revalued in accordance with Section 6.

      (c) The fact that the Company or another Employer may make no contribution hereunder for any Taxable Year shall not be deemed to terminate the Plan or the Trust created hereunder.

      (d)    Matching Employer Contributions:  For each Plan Year, the Employer
             -------------------------------
             may declare and contribute a Matching Employer contribution in an amount to be determined annually prior to the beginning of a Plan Year. Such determination shall be at the sole discretion of the Board of Directors of the Company and may be equal to some percentage, if any, of the total amount, or portion thereof, of Salary Deferral Contributions agreed to be made pursuant to salary deferral agreements under Section 4.1 entered into between the Employer and Participants for such Plan Year. Matching Employer contributions made for a given Plan Year shall be deposited in the Trust Fund no later than the earlier of (a) 30 days following the end of the Plan Year or (b) the date the Employer files its federal income tax form for its Taxable Year.

      (e)    Performance-Related Contributions:  In addition, for each Plan
             ---------------------------------
             Year, the Employer shall contribute such additional amount as its Board of Directors shall determine pursuant to subparagraph (a). Such additional contribution shall be deemed made on account of a Plan Year if either (a) the Board of Directors determines the amount of such contribution by appropriate action and announces the amount in writing to its Employees before the close of such Plan Year, or (b) the Employer designates such amount in writing to the Trustee as payment on account of such Plan Year, or (c) the Employer claims such amount as a deduc tion on his federal tax return for the Taxable Year. All additional contributions of the Employer shall be paid to the Trustee and payment shall be made not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return.

3.2   Payment of Employer Contributions.
      ---------------------------------

      (a) The Employer's contributions for each Taxable Year shall be paid directly to the Trustees. As soon as practicable after the time of each such payment, the Employer shall notify the Committee of the amount of such contribution. The amount of each such contribution shall be certified to be true and correct and in accordance with the terms of the Plan by the Employer or by the independent accounting firm regularly employed by the Employer, and such certification shall be final and conclusive upon all persons interested in the Plan. No adjustment affecting the Employer's net profit for any Taxable Year, made subsequent to the payment of the Employer's contribution to the Trustees and resulting from audit of the Employer's federal income tax return or otherwise, shall change the amount of such contributions. The Employer's contribution for any Plan Year shall be paid in full during the Plan Year, or as soon as practicable after the close of such year, but not later than the time prescribed by law for filing the Employer's federal income tax return for such year (including extensions thereof).

      (b) Employer contributions will be paid in cash, Qualifying Employer Securities, or other property as the Employer's Board of Directors may from time to time determine. Shares of Qualifying Employer Securities and other property will be valued at their then fair market value. However, to the extent that the Trust has current obligations, including amounts necessary to provide sufficient cash to pay any currently maturing obligations under an Acquisition Loan, the Employer contributions will be paid to the Trust in cash subject to the discretion of the Employer's Board of Directors.
             The Employer contribution will be paid to the Trust on or before the date required to make such contribution qualify as a deduction on the Employer's federal income tax return for the year.

      (c) The Employer may make contributions to the Plan in whole or in part in the form of Qualifying Employer Securities, provided the Employer uses the fair market value of the securities as of the date such contribution is made, as determined by an independent appraiser, if required under Section 401(a)(28)(C) of the Code, engaged by the Committee. Such stock may be obtained from its own reserve or treasury stock, or it may be obtained from open market purchases.

3.3   Payment of Administrative Expenses.  The Employer intends to provide all
      ----------------------------------
      funds required for the administrative expenses of the Plan. Funds not so provided by the Employer may be paid first from any other Employer, next from the Trust's earnings, and then from its principal.

3.4   Mistake in Fact.  If, due to a mistake in fact, the Employer contributions
      ---------------
      to the Trust for any Plan Year exceeds the amount to be contributed by it, notwithstanding any provision to the contrary, the Committee shall direct the Trustee, as soon as such a mistake in fact is discovered, to either segregate such amount and return such amount to the Employer within one year after the payment of the contribution or apply it towards the contribution of the Employer for the next Plan Year(s).

                                   SECTION 4
                                   ---------

                          Participant's Contributions
                          ---------------------------

4.1 Participant Salary Deferral: Each Year, a Participant may elect to enter into a written salary deferral agreement with the Employer which will be applicable to all payroll periods within such Plan Year. The terms of any such salary deferral agreement shall provide that the Participant agrees to accept a deferral in salary from the Employer equal to any whole percentage, equal to at least 1% but not more than 15% of his Compensation per payroll period, not to exceed $7,000 in a calendar year as indexed under Section 402(g)(5) of the Code (for 1996, such amount is indexed at $9,500). In consideration of such agreement, the Employer will make a salary deferral contribution to the Participant's Salary Deferral Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Plan Year pursuant to the salary deferral agreement. For purposes of this Section 4.1, the term "Compensation" is defined in Section 1.11.


      Further, salary deferral agreements shall be governed by the following:

      (a) A salary deferral agreement shall apply to each payroll period during which an effective salary deferral agreement is on file with the Employer.

      (b) A salary deferral agreement may be amended by a Participant at any time during the Plan Year if the purpose of the amendment is to cease all such Participant's Salary Deferral Contributions. Such election to cease such contributions will be effective as of the next payroll period following the Employer's receipt of such election form, or as soon as administratively feasible. A Participant may resume salary deferral contributions at the next Entry Date following timely submission of a new election form.

      (c) A salary deferral agreement may be amended by a Participant at any time during the Plan Year if the purpose of the amendment is to increase or decrease the amount of such Participant's Compensation which is subject to salary deferral to be effective the following January 1, April 1, July 1 or October 1.

      (d) The Employer may amend or revoke its salary deferral agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant's contributions or annual additions for any Plan Year will not exceed the limitations of Sections 4.1 or 5.2 or to insure that the discrimination tests of Section 401(k) of the Code are met for such Plan Year as provided in Section 4.3 below.

      (e) Except as provided above, a salary deferral agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant.

      No amounts may be withdrawn by a Participant from his Salary Deferral Contribution Account prior to termination of employment with the Employer.

4.2 The Trustee shall not accept "Rollover Contributions" from any Participant.

4.3 Limitations: The Employer may limit, revoke or amend its agreement to make salary deferred contributions under Section 5.1(b) on behalf of any Participant at any time, but only if it determines that such limitation, revocation, or amendment is necessary under one of the following circumstances:

      (a) in the case of the Participant's Salary Deferral Contributions, to insure that the discrimination tests of Section 401(k) of the Code governing permissible levels of salary deferred contributions are met for such Plan Year, or to insure that one of the following tests is met for such Plan Year:

             (1) The Actual Average Deferral Percentage of the salary-deferred contributions of the Highly-Compensated Employees eligible to participate is not more than 1.25 times the Actual Average Deferral Percentage of the salary-deferred contributions for all other Employees eligible to participate; or

             (2) the Actual Average Deferral Percentage of the salary-deferred contributions for the Highly-Compensated Employees eligible to participate: (i) is not more than 2.0 times the Actual Average Deferral Percentage of the salary-deferred contributions for all other Employees eligible to participate and the Actual Average Deferral Percentage of the salary deferred contributions for the Highly-Compensated Employees eligible to participate; and (ii) does not exceed the Actual Average Deferral Percentage of the salary deferred contributions for all other Employees eligible to participate by more than two
                 (2) percentage points. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                 However, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Salary Deferral Contributions pursuant to Section 4.1 and to receive Employer matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference; or

      (b) to insure that a Participant's additions for any Plan Year will not exceed the limitations of Sections 4.1 or 5.2; or

      (c) to insure deductibility of the Employer's entire contribution to the Plan for federal income tax purposes.

      If a limitation or amendment becomes necessary pursuant to paragraph (a) or (c) above, such limitation or amendment will be first applied to the Participant who is the Highly-Compensated Employee electing the highest percentage of salary deferred contributions pursuant to Section 4.1 until the tests of (a) or (c) are met or until such Participant's election pursuant to Section 5.1(b) is reduced to the same percentage level as the Participant who is the Highly-Compensated Employee electing the second highest percentage of tax-deferred savings contributions pursuant to
      Section 4.1. If further limitations are required, then both such Participants' percentage elections shall be reduced until the tests of (a) or (c) are met or until the two Participants' elections pursuant to
      Section 5.1(b) are reduced to the same percentage level as the Participant who is the Highly-Compensated Employee electing the third highest percentage of salary deferred contributions pursuant to Section 5.1(b), and such limitations or amendments shall continue to be made in a similar manner from the Participants who are Highly-Compensated Employees making the highest percentage elections to the lowest until the tests of (a) or
      (c) are satisfied. The Employer shall have the right to include the salary-deferred contributions for purposes of meeting the limitation under this Section 4.3

      If a Participant is prevented from making a portion of his salary deferral contributions due to a permissible limitation, revocation, or amendment by the Employer, such portion shall be considered taxable income to the Participant in the tax year for which the contribution was made, and after appropriate taxes have been withheld, shall be returned to the Participant prior to its contribution to the Trust Fund. Such contributions, including any income and minus any loss allocable thereto, shall be distributed no later than the last day of the Plan Year to the Participants whose accounts such contributions were allocated. If such amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company with respect to such amounts.

      For purposes of this Section 4.3, the following meanings shall attach.
      The "Actual Average Deferral Percentage" for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Employer contributions actually paid over to the Trust on behalf of each such Employee for each Plan Year to the Employee's Compensation for such Plan Year. The term "Compensation" shall be defined as is contained in Section
      1.11 of the Plan

      The actual deferral ratio for each Participant and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

      For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest Compensation during the Plan Year, the following shall apply:

             (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of (i) the ratio determined by aggregating Elective Contributions and Compensation of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Elective Contributions and Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to Compensation, for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and lineal descendants who have not attained age 19 before the close of the Plan Year.

             (2) The Elective Contributions and Compensation of all Family
                 Members shall be disregarded for purposes of determining the Actual Deferral Percentage of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

             (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs
                 (1) and (2) above.

      For the purposes of Section 4.3 and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.1, whether or not such deferral election was made or suspended pursuant to Section 4.1.

      For the purposes of this Section, if two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) for Plan Years beginning after December 31, 1988) which include cash or deferred arrangements are considered one plan for the purposes of Code
      Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

      For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose for determining the deferral percentage with respect to such Highly Compensated Participant. However, with respect to Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

4.4 A percentage of a Participant's Salary Deferral Contributions, as may be determined by the Board of Directors of the Company is eligible for Employer matching contributions as determined by the Salary Deferral Election Form, pursuant to Sections 5.1(c) and 5.2(b).

4.5 The Salary Deferral Contribution Account shall be invested in a Money Market Savings Account maintained at the Company or other appropriate insured institution earning interest at the rate paid to such accounts, or in such other manner as may be permitted and directed by the Trustee.

4.6 Adjustment to Actual Deferral Percentage Tests: In the event that the initial allocations of the Elective Contributions made pursuant to Section
      4.1 do not satisfy one of the tests set forth in Section 4.3 for Plan Years, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

      (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him or her until one of the tests set forth in Section 4.3 is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section
             4.3 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his Compensation. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

             (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                 (i) may be postponed but no later than the close of the succeeding Plan Year;

                 (ii) shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not vested shall be forfeited in lieu of being distributed;

                 (iii)   shall be adjusted for earnings; and

                 (iv) shall be designated by the Employer as a distribution of
                      Excess Contributions (and earnings).

             (2) Any distribution of less than the entire amount of Excess
                 Contributions shall be treated as a pro rata distribution of Excess Contributions and earnings.

             (b) The determination and correction of Excess Contributions of a
                 Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished as follows:

             (1) If the actual deferral ratio for the Highly Compensated
                 Participant is determined in accordance with Section 4.5(c)(1)(ii), then the actual deferral ratio shall be reduced as required herein and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

             (2) If the actual deferral ratio for the Highly Compensated
                 Participant is determined under Section 4.3 under the Family Aggregation rules, then the actual deferral ratio shall first be reduced as required herein, but not below the actual deferral ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Contributions resulting from this initial reduction shall be allocated (in proportion to Elective Contributions) among the Highly Compensated Participants whose Elective Contributions were combined to determine the actual deferral ratio. If further reduction is still required, then Excess Contributions resulting from this further reduction shall be determined by taking into account the contributions of all Family Members and shall be allocated among them in proportion to their respective Elective Contributions.

             (c) Within twelve (12) months after the end of the Plan Year, the
                 Employer shall make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.3. Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants.

4.7   Actual Contribution Percentage Tests
      ------------------------------------

             (a) The "Actual Contribution Percentage" for Plan Years for the
                 Highly Compensated Participant group shall not exceed the greater of:

             (1) 125 percent of such percentage for the Non-Highly Compensated
                 Participant Group; or

             (2) the lesser of 200 percent of such percentage for the Non-Highly
                 Compensated Participant group, or such percentage for the Non-Highly Compensated Participant plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.1 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

             (b) For the purposes of this Section and Section 4.8, "Actual
                 Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

             (1) the sum of Employer matching contributions made pursuant to
                 Section 5.1 on behalf of each such Participant for such Plan Year; to

             (2) the Participant's "Compensation" for such Plan Year as defined at Section 4.3.

             (c) For purposes of determining the "Actual Contribution
                 Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.8(d), only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 5.1 allocated to their accounts, elective deferrals (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

             (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "Compensation" during the year, the following shall apply:

             (1) The combined actual contribution ratio for the family group
                 (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer matching contributions made pursuant to
                 Section 5.1 and "Compensation" as defined at Section 4.3 of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer matching contributions made pursuant to Section 5.1 and "Compensation" as defined at
                 Section 4.3 of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to Compensation for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

             (2) The Employer matching contributions made pursuant to Section
                 5.1 and Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

             (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs
                 (1) and (2) above.

             (e) For purposes of this Section, if two or more plans of the
                 Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this Section 4.7. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made may be considered as a single plan for purposes of this Section. In such a case, the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan.

             (f) If a Highly Compensated Participant participates in two or more plans which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or elective deferrals are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this Section 4.7.

             (g) For purposes of Sections 4.7(a) and 4.8, a Highly Compensated
                 Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions pursuant to Section 5.1 (whether or not a deferral election was made or suspended pursuant to Section 4.1) allocated to his Account for the Plan Year.

4.8   Adjustment to Actual Contribution Percentage Tests
      --------------------------------------------------

      (a) In the event that, for a given Plan Year, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio his vested portion of Excess Aggregate Contributions (and earnings allocable to such contributions) or, if forfeitable, forfeit such non-vested Excess Aggregate Contributions (and earnings allocable to such Forfeitures) until either one of the tests set forth in Section 4.7(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied. The distribution and/or Forfeiture of Excess Aggregate Contributions shall be made in the following order:

             (1) Employer matching contributions distributed and/or forfeited pursuant to Section 4.6(a)(1);

             (2) Remaining Employer matching contributions.

      (b) Any distribution and/or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and earnings) shall be treated as a pro rata distribution and/or Forfeiture of Excess Aggregate Contributions and earnings. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and earnings). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with
             Section 5.1.

      (c) Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

      (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Employer matching contributions made pursuant to Section 5.1 and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "Compensation" as defined at
             Section 4.3. The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to Section 5.1 and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of such Highly Compensated Participant for such Plan Year.

      (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

      (f) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be accomplished as follows:

             (1) If the actual contribution ratio for the Highly Compensated
                 Participant is determined in accordance with Section 4.7(d)(1)(ii), then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Employer matching contributions or elective deferrals taken into account pursuant to Section 4.7(c) of each Family Member that were combined to determine the group actual contribution ratio.

             (2) If the actual contribution ratio for the Highly Compensated
                 Participant is determined under Section 4.7(d)(1)(i), then the actual contribution ratio shall first be reduced, as required herein, but not below the actual contribution ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Aggregate Contributions resulting from this initial reduction shall be allocated among the Highly Compensated Participants whose Employer matching contributions made pursuant to Section
                 5.1 and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) were combined to determine the actual contribution ratio. If further reduction is still required, then Excess Aggregate Contributions resulting from this further reduction shall be determined by taking into account the contributions of all Family Members and shall be allocated among them in proportion to their respective Employer matching contributions made pursuant to Section 5.1 and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c).

      (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.5(a).

4.9   Aggregate Limit Test.  Notwithstanding any other provision of the Plan,
      --------------------
      the sum of the Actual Deferral Percentage and the Actual Contribution Percentage, determined in accordance with this Section 4, of those Employees who are Highly Compensated Employees may not exceed the aggregate limit as determined below. For purposes of this Section 4, the "aggregate limit" for a Plan Year is the greater of:

      1.  The sum of:

      (a) 1.25 times the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage, and

      (b) Two percentage points plus the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage; or


      2.  The sum of:

      (a) 1.25 times the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage, and

      (b) Two percentage points plus the greater of the relevant Actual Deferral Percentage or the relevant Actual contribution Percentage. In no event, however, shall this amount exceed twice the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage; provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The relevant Actual Deferral Percentage and relevant Actual Contribution Percentage are defined in accordance with the code and the IRS Regulations.

      The Administrator shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of Excess Contributions as described in Section
4.6 above, then determining the treatment of Excess Aggregate Contributions under Section 4.8 hereof. In the event that the aggregate limit is exceeded, the Actual Contribution Percentage of those Employees who are highly Compensated Employees shall be reduced in the same manner as described in Section 4.8 hereof until the aggregate limit is no longer exceeded, unless the Administrator designates, in lieu of the reduction of the Actual Contribution Percentage a reduction the Actual Deferral Percentage of those Employees who are highly Compensated Employees, which reduction shall occur in the same manner as described in Section 4.8 hereof until the aggregate limit is no longer exceeded.

                                   SECTION 5
                                   ---------

                          Allocation of Contributions
                          ---------------------------

5.1   Allocations Generally.  The Company contribution, as increased by
      ---------------------
      Forfeitures as provided in Section 10, for each Plan Year as determined under Section 3.1 shall be allocated by the Committee, as of the close of such Plan Year, to the Accounts of all Participants as follows:

      (a) Basic Employer Contributions: The basic Employer contribution, increased by any forfeitures (available after allocation under Section 5.1(c)) shall be allocated to each such Participant's Account who was in the active employ of the Employer on the last day of the Plan Year, or who terminated employment for reasons of death, disability or retirement, in proportion to the ratio which his Compensation for the Plan Year bears to the total Compensation of all such Participants eligible to share in Employer contributions for the Plan Year; provided that with respect to Participants who are Highly Compensated Employees and entitled under Section 2.2 hereof to share in an allocation for the Plan Year, their Compensation for purposes of this Section shall be reduced pro rata to the extent necessary to ensure that their aggregate Compensation for the Plan Year does not exceed one third of the aggregate Compensation of all Participants who are entitled under Section 2.2 to share in an allocation for the Plan Year.

      (b) Participant's Salary Deferral Contributions: The Employer contribution for a Plan Year pursuant to a Participant's Salary Deferral Agreement entered into with a Participant under

             Section 4.1 for such Plan Year shall be allocated to the Participant's Salary Deferral Contribution Account no later than 30 days from the end of such Plan Year. Notwithstanding any provision of this Plan to the contrary, Participants' Salary Deferral Contributions shall not be used by the Trustee to make payments on an Acquisition Loan.

      (c) Employer Matching Contributions: With respect to Participant Salary Deferral Contributions made to the Trust, the Company intends to contribute Employer matching contributions associated with such Participant Contributions for allocation to such Participant Accounts on the last day of the Plan Year, provided that each Participant's Account shall receive such allocations irrespective of whether the Participant has satisfied the allocation eligibility requirements of Section 2.2 hereof. Such Employer matching contributions shall be allocated according to the percentage match approved by the Board of Directors of the Company for that Plan Year. Such Company contributions for this purpose shall be increased by available Forfeitures which shall be allocated as Employer matching contributions. Notwithstanding the foregoing, the Trustee shall reduce on a pro rata basis, each Participant's share of Employer matching contributions and utilize the resulting funds to pay any amounts currently due under an outstanding Acquisition Loan. Qualifying Employer Securities released from the Loan Suspense Account, as described in Section 6.1(a) hereof, as a result of such payments shall be allocated in direct proportion to the Employer matching contributions to which each Participant would otherwise have been entitled under this
             Section 5.1(c).

      (d) Performance-Related Contribution: Each year the Company may make additional contributions to the Trust Fund solely at the discretion of the Board of Directors on a nondiscriminatory basis, either as an additional contribution to the Basic Company Contribution under
             Section 3.1(a) or as an increase in the Employer matching contributions under Section 3.1(d).

5.2   Maximum Limitations on Allocations of Contributions.
      ---------------------------------------------------

      (a) The maximum annual additions that may be contributed or allocated to a Participant's Account for any Limitation Year shall not exceed the lesser of the "defined contribution dollar limitation" (as defined in Section 5.2(b) hereof), and 25 percent of the Participant's "compensation" (as defined in Section 5.2(c) hereof). Annual additions to a Participant's Account include the sum of:

             (i) Employer contributions,

             (ii)  Forfeitures,

             (iii) Employee contributions,

             (iv) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), that is part of a pension or annuity plan maintained by the Employer,

             (v) amounts derived from contributions paid or accrued after
                 December 31, 1985, in Taxable Years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 11.7.7 hereof, under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, and

             (vi) allocations under a simplified employee pension.

      (b) The defined contribution dollar limitation shall be $30,000 or if greater, 25% of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Plan Year. In determining the above limitations, all defined contribution plans of the Employer shall be considered as one plan.

      (c) Compensation for purposes of this Section shall mean an Employee's wages which are subject to federal income tax withholding pursuant to Section 3401(a) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

             Notwithstanding the foregoing, for purposes of this Section 5.2 only, compensation for a Participant who is Totally Disabled is the compensation such Participant would have received for the Plan Year if the Participant had been paid at the rate of compensation paid immediately before becoming Totally Disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

      (d) If a short Plan Year is created because of an amendment changing the Plan Year to a different 12-consecutive-month period, the maximum permissible annual additions will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                    Number of months in the short Plan Year
                    ---------------------------------------
                                       12

      (e) Should not more than one-third of the Employer contributions for a year which are deductible be allocated to Highly Compensated Employees, the above annual addition limits shall not include Forfeitures of Qualifying Employer Securities if such securities were acquired with the proceeds of an Acquisition Loan or acquired with deductible Employer contributions used to pay interest on such Acquisition Loan and charged to such Participant's Account.

      (f) If there should be an excessive annual addition for any Participant's Account as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of "elective deferrals" within the meaning of Code Section 402(g)(3) that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances which the Commissioner of the Internal Revenue Service finds justifiable, the excess shall be disposed of as follows:

             (i) Any Salary Deferral Contributions, to the extent they would reduce the excessive annual addition, will be returned to the Participant;

             (ii) If after the application of paragraph (i) an excessive annual addition still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures) to such Account in the next Limitation Year, and each succeeding Limitation Year if necessary; provided that the Committee shall have the discretion, to be exercised on a uniform and nondiscriminatory basis, to allocate said excess to the Participant's Account together with the amount otherwise allocable under Section 5.1 hereof, but only to the extent permissible under Code Section 401(a)(4).

            (iii) If after the application of paragraphs (i) and (ii) an excessive annual addition still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excessive annual addition will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

             (iv) If a Suspense Account is in existence at any time during the
                  Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a Suspense Account is in existence at any time during a particular Limitation Year, all amounts in the Suspense Account must be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed directly to Participants or former Participants.

5.3   Multiple Plan Reduction: If an Employee is a Participant in one or more
      -----------------------
      defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed
      1.0. The defined benefit plan fraction for any year is a fraction (a) the numerator of which is the projected "annual benefit" of the Participant under the Plan (determined as of the close of the Plan Year), and (b) the denominator of which is the lesser of: (1) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code for such year.

      The defined contribution plan fraction for any year is a fraction (a) the numerator of which is the sum of the "annual additions" to the Participant's Account as of the close of the Plan Year and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer:
      (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code), or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code for such year.

      (a)    Top-Heavy Plans.  Notwithstanding the foregoing, for any Top-Heavy
             ---------------
             Plan Year, 1.0 shall be substituted for 1.25 unless the extra minimum allocation pursuant to Section 11.5 is being made. However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

             (i) Special Rule for Defined contribution Fraction:  At the election of the Administrator, in applying the provisions of
                 Section 5.3 with respect to the defined contribution plan fraction for any Plan Year ending after December 31, 1982, the amount taken into account for the denominator for each Participant for all Plan Years ending before January 1, 1983 shall be an amount equal to the product of (a) the amount of the denominator determined under Section 5.3 for Plan Years ending before January 1, 1982, multiplied by (b) the "transition fraction".

                 For purposes of the preceding paragraph, the term "transition fraction" means a fraction (a) the numerator of which is the lesser of (1) $51,875 or (2) 1.4 multiplied by twenty-five percent (25%) of the Participant's compensation for the Plan Year ending in 1981, and (b) the denominator of which is the lesser of (1) $41,500 or (2) twenty-five percent (25%) of the Participant's compensation for the Plan Year ending in 1981.

             (ii) Excessive Benefit: If the sum of the defined benefit plan fraction and the defined contribution plan fraction exceeds
                   1.0 in any year for any Participant in this Plan, the Employer shall adjust the numerator of the defined contribution plan fraction so that the sum of both fractions shall not exceed 1.0 in any year for such Participant.

             (iii) Limitation Year:  For purposes of determining "annual additions", the limitation year shall be the Plan Year.

             (iv) In the case of a group of Employers which constitutes either a controlled group of corporations, trades or businesses under a common control (as defined in Section 1563(a) or Section 414(b) or (c) as modified by Section 415(h) of the
                   Code), or an affiliated service group (as defined by Section 414(m) of the Code), all such Employers shall be considered as a single Employer for purposes of applying the limitation of Section 415 of the Code.

             (v) Notwithstanding the foregoing or Section 5.3, the annual addition for any Limitation Year beginning before January 1, 1988 shall not be recomputed to treat all Employee contributions as an Annual Addition.

      (b)    Coordination of Plans.  If the Employer maintains one or more
             ---------------------
             defined contribution plans in addition to this Plan, and there is an excessive annual addition to any Participant's Account, said excess shall be addressed in the first instance under the other defined contribution plans. To the extent an excess remains after exhaustion of the procedures set forth under such other defined contribution plans, the excess shall be eliminated pursuant to
             Section 5.2(f) of this Plan.

                                   SECTION 6
                                   ---------

                      Allocation To Participant's Accounts
                      ------------------------------------

6.1   General Rules.
      -------------

      (a) The Company Stock Account maintained for each Participant will be credited annually with his allocable share of Qualifying Employer Securities (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust.

             Financed Shares shall initially be credited to a "Loan Suspense Account" and shall be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participant's Company Stock Accounts for each Plan Year shall be determined by the Plan Committee in the Exempt Loan documents under either method (1) or
             (2) below, as follows:

             (1) General Method - The number of Financed Shares held in the Loan
                 --------------
                 Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current allocation date.

             (2) Alternative Method - The Plan Committee may elect at the time
                 ------------------
                 an Acquisition Loan is incurred (or the provisions of the Acquisition Loan may provide) for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (a) the Acquisi tion Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (b) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (c) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refi nancing of the Acquisition Loan.

                 The Other Investments Account maintained for each Participant will be credited (or debited) annually with his share of any net income (or loss) of the Trust, and with his share of Employer contributions in cash. It will be debited for its proportionate share of any cash payments made by the Trust for the purchase of Qualifying Employer Securities or the repayment of principal and interest on any Acquisition Loan.

      (b) The Trustee shall, as of each Valuation Date, adjust each Participant's Company Stock Account and Other Investments Account for transactions since the date of the preceding adjustment. Separate adjustments shall be made for each Participant's Account as follows:

             (i) The number of shares of Qualifying Employer Securities in each
                 Participant's Company Stock Account shall be the number of shares as of the date of the preceding adjustment, but increased by (A) Qualifying Employer Securities allocated to it pursuant to Section 5.1, (B) stock dividends on Qualifying Employer Securities previously allocated to said Account, and
                 (C) Qualifying Employer Securities acquired with funds from the corresponding Other Investments Account, and shall be decreased by distributions from said Account.

            (ii) The fair market value of each Other Investments Account shall be the fair market value of assets in such Account as of the date of the preceding adjustment, but increased by (A) money allocated to it pursuant to Section 5.1, (B) dividends on Qualifying Employer Securities previously allocated to the corresponding Participant's Company Stock Account, and (C) investment gains, including gains attributable to the discharge of an Acquisition Loan or Loans; and shall be decreased by (1) distributions from said Account, (2) amounts used to acquire Qualifying Employer Securities for the corresponding Participant's Company Stock Account, and (3) investment losses.

           (iii) For the purposes of subsection (b)(ii) hereof, the investment gain or loss in each Other Investments Account since the last adjustment shall be its pro rata share of the investment gain or loss of all assets in the Other Investments Account based on the change in fair market value of assets therein since the last adjustment and computed in accordance with uniform valuation procedures established by the Trustee.

            (iv) Shares of Qualifying Employer Securities held in the Loan
                 Suspense Account and dividends paid thereon, funds borrowed for the purchase of Qualifying Employer Securities, and interest and all other costs attributable to the Loan Suspense Account shall be excluded for all purposes under this Section, except to the limited extent provided in Section 13.7(b).

             (v) Adjustments made pursuant to subsections (i)(B), (i)(C),
                 (ii)(B), and (ii)(C) shall not be considered "annual additions" within the meaning of Section 5.3.

6.2   Reports to Participants.  As soon as practicable after each annual
      -----------------------
      Valuation Date, the Committee shall advise each Participant of the amount then credited to his Account.

6.3   Diversification -- Elections.  Each Qualified Participant shall be
      ----------------------------
      permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participant's Account balance attributable to Qualifying Employer Securities. Such direction shall be made within the Qualified Election Period and shall be made no later than 90 days after the close of each Plan Year which occurs within the Qualified Election Period. In the case of the last Plan Year in which such direction may be made, the amount of permitted investment shall be increased to fifty percent (50%) of the Participant's Account.

6.4   Diversification of Participant Accounts--Distributions.  The following
      ------------------------------------------------------
      shall relate to that portion of Participant's Account assets which are subject to the requirements for Diversification of Investments, pursuant to Section 401(a)(28)(B) of the Code related to an Employee Stock Ownership Plan, except as may be limited by Section 401(k) of the Code and related regulations with respect to withdrawals from such Section 401(k) Plans.

      The Qualified Participant may elect with respect to directing the investment of a portion of the Account:

      (a) The Qualified Participant may direct the Plan Administrator to invest such portion of the account that is covered by the election in any one (or all) of not less than three investment options available under this Plan (other than Qualifying Employer Securities and not inconsistent with regulations prescribed by the Secretary); or if such investment options are not available pursuant to this Plan then pursuant to subparagraph (b) of this Section.

      (b) If such directed investment as provided in subparagraph (a) is not available within this Plan, the Qualified Participant may direct the Plan to transfer the amount subject to such election to another qualified plan of the Employer which accepts such transfers, permits such employee-directed investments and does not invest in Qualifying Employer Securities to a substantial degree. Such transfer shall be made no later than 90 days after the last period during which the election can be made.

      (c) If such option as contained in subparagraph (a) or (b) are unavailable to the Qualified Participant, then the Plan shall distribute (without regard to the Distribution Limitations of Section 409(d) of the Code) the portion of that Account that is covered by the election under this Section within 90 days after the last day of the period during which the election may be made.

6.5   Diversification -- Required Consents.  Notwithstanding the foregoing, any
      ------------------------------------
      election under this Section by a Qualified Participant which results in a distribution to such Participant shall be subject to the consent provisions of Section 9.4 and 10.5 of the Plan. If the consent is not secured, then amounts otherwise distributable under this Section will remain in the Plan.

                                   SECTION 7
                                   ---------

                    Retirement and Distribution of Benefits
                    ---------------------------------------

7.1   Vesting.  At Normal Retirement Age, the Participant shall have a 100%
      -------
      nonforfeitable interest in his account. If a Participant defers his retirement beyond his Normal Retirement Date, he shall continue as a Participant until his actual retirement, but no distributions shall be made from his Account until his actual retirement (other than distributions required under Section 7.6), unless the Participant elects to withdraw all or part of his Participant's Account pursuant to this Section.

      A Participant may elect to retire from Service at anytime on or after his Early Retirement Age, provided his Account is fully vested at that time. If he is not fully vested at the time of termination of Service, then only his vested portion of the Employer Contributions Account shall be available pursuant to Section 10.3.

7.2   Distribution -- Timing.  If a Participant's Service terminates by reason
      ----------------------
      of his retirement pursuant to Section 7.1, the Participant shall receive the vested balance of his Account (including his Other Investments Account), as soon as practicable after the last Valuation Date that occurs in the Plan Year in which his Service terminates.

      Notwithstanding the foregoing, but only with respect to a Participant who terminates Service after December 31, 1993, a Participant may elect to have the vested balance of his Participant's Account be distributed as soon as practicable after the Participant's Service terminates. In such event, the Participant shall be entitled to receive the vested balance in his Participant's Account (including his Other Investments Account), with such vested balance being determined as of the Valuation Date that immediately precedes the Participant's retirement from Service. If the Participant's Account thereafter receives an allocation, pursuant to
      Section 5.1, with respect to the Plan Year in which the Participant's Service terminates, the Participant will be entitled to receive, as soon as practicable after the Valuation Date that coincides with or next follows the date of such allocation, a distribution of the entire vested balance in his Participant's Account (determined as of said Valuation
      Date).

7.3   Distribution -- Method.  At such time that distributions are permissible
      ----------------------
      under the Plan, the Participant's Company Stock Account and Other Investment Account shall be distributed in a lump sum.

      Unless otherwise elected by a Participant, the distribution of his account attributable to Qualifying Employer Securities as well as other (diversified) investment shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following his Normal Retirement Age (or his termination of Service, if later). However, if the amount of a Participant's Account attributable to both Qualifying Employer Securities as well as other (diversified) investments cannot be ascertained by the Committee by the date on which such distribution should commence, or if the Participant cannot be located, distribution of his account shall commence within sixty (60) days after the date on which his Company Stock Account Value can be determined or after the date on which the Committee locates the Participant.

7.4   Distribution -- Form.  Distribution of a Participant's Company Stock
      --------------------
      Account will be made as the Participant elects (i) in cash, (ii) in whole shares of Qualifying Employer Securities, with cash being paid in lieu of fractional shares, or (iii) a combination of (i) and (ii) hereof. Notwithstanding the foregoing, the portion of a Participant's Company Stock Account which accrues (either from Employer contributions or stock dividends) on or after January 1, 1996, will be distributed in whole shares of Qualifying Employer Securities, with cash being paid in lieu of fractional shares. Any balance in a Participant's Other Investments Account will be paid in cash. If Qualifying Employer Securities are not available for purchase by the Trustee, then the Trustee shall hold such balance until Qualifying Employer Securities are acquired and then make such distribution. If the Trustee is unable to purchase Qualifying Employer Securities required for distribution, he shall make distribution in cash within one year after the date the distribution was to be made; except in the case of a retirement, distribution shall be made within sixty (60) days after the close of the Plan Year in which a Participant's retirement occurs.

      Notwithstanding the foregoing, in the case of a Plan established and maintained by a company, as described in Section 409(h)(2) of the Code, which is prohibited by law or the company's charter or bylaws from redeeming or purchasing its own securities, Qualifying Employer Securities will not be required to be distributed if the Participant is permitted to receive a distribution in cash.

7.5   (a)    Right of First Refusal
             ----------------------

             Shares of the Qualifying Employer Securities distributed by the Trustee shall be subject to a "right of first refusal". The right of first refusal shall provide that, prior to any subsequent transfer, such Qualifying Employer Securities must first be offered in writing to the Employer, and then, if refused by the Employer, to the Trust, at the then fair market value. The Employer and the Committee (on behalf of the Trust) shall have a total of fourteen
             (14) days (from the date the Participant or Beneficiary gives written notice to the Employer) to exercise the right of first refusal. The selling price and other terms under the right of first refusal must not be less favorable to Participant (or Beneficiary) than the greater of the value of the Qualifying Employer Securities determined pursuant to Treasury Regulation 54.4975-11(d)(5), or the purchase price and other terms offered by a third-party buyer making a good-faith offer to purchase such securities. A Participant (or Beneficiary) entitled to a distribution of Qualifying Employer Securities may be required to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for such Securities.

             Notwithstanding the foregoing, a "right of first refusal" shall not be permitted in the case of Qualifying Employer Securities which are publicly traded on an established securities market.

      (b)    Put Option
             ----------

             In the case of a distribution of Qualifying Employer Securities which are not readily tradeable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code.

             The Employer shall issue such a "put option" to each Participant receiving a distribution of Qualifying Employer Securities from the Trust subject to the availability of retained earnings in such amount that complying with the "put option" shall not be ultravires. The put option shall permit the Participant to sell such Qualifying Employer Securities to the Employer, at any time during two option periods, at the then fair market value as determined as of the most recent valuation date (prior to the exercise of such right) by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Sections 170(a)(1) and 401(a)(28)(C) of the Code engaged by the Committee. The first put option period shall be a period of sixty (60) days beginning on the date of distribution of Qualifying Employer Securities to the Participant. The second put option period shall be a period of sixty (60) days beginning after the new determination of the fair market value of such Qualifying Employer Securities by the Committee in the next following Plan Year provided that if such determination is made before the 13-month anniversary date of distribution of Qualifying Employer Securities to the Participant, then the second put option period shall be a period of sixty (60) days beginning after the new determination of the fair market value of such Qualifying Employer Securities by the Committee in the next following Plan Year.

             The Trust shall have the option to assume the rights and obligations of the Employer at the time the Participant requires the purchase by the Employer. The Committee may be permitted by the Employer to direct the Trustee to purchase Qualifying Employer Securities tendered to the Employer under a put option.

             Such put option shall provide that if an Employee exercises the put option, the Employer (or the Plan if the Trustee so elects), shall repurchase the Qualifying Employer Securities by paying the fair market value of a Participant's Account balance in cash, in up to five substantially equal annual payments. The first installment shall be paid no later than 30 days after the Participant exercises the put option. The payor under the put option will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days. If the entire balance of the Participant's Account is not distributed, the payor will pay the Participant an amount equal to the fair market value of the Qualifying Employer Securities repurchased no later than 30 days after the Participant exercises the put option.

      (c)    Placement of Restrictions on Stock Certificates
             -----------------------------------------------

             Shares of Qualifying Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities law and with the provisions of this paragraph. Except as otherwise provided in the Section, no shares of Qualifying Employer Securities held or distributed by the Trustee may be subject to a put, call or other option or buy-sell, or similar arrangement. The provisions of this Section shall continue to be applicable to shares of such Qualifying Employer Securities, even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

7.6   Distribution -- Age 70 1/2 Rule.  Notwithstanding anything to the
      -------------------------------
      contrary, payment of a Participant's benefit will commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Each Participant may thereupon elect to receive his or her benefits in either a lump sum or in annual installment payments over a term not exceeding the life expectancy of the Employee or the joint life expectancy of the Employee and his or her beneficiary. A determination of life expectancy will be made in either case not later than the date the Participant reaches age 70 by use of the expected return multiples in Section 1.72-9 of the Treasury Regulations, and such multiple may be recomputed each succeeding year.

      If a Participant's retirement benefit is to be distributed to him and his beneficiaries over a period in excess of the Participant's then life expectancy, the then present value of the payments to be made over the period of the Participant's then life expectancy must be more than fifty percent (50%) of the then present value of the total payments to be made to the Participant and his beneficiaries.

                                   SECTION 8
                                   ---------

                             In Event of Disability
                             ----------------------

8.1   Vesting; Timing.  In the event a Participant suffers a Total Disability,
      ---------------
      the total balance of his Participant Account, as of the Valuation Date which coincides with or next follows the determination of disability, shall become 100% vested and distributed to him as soon as administratively practicable on or after the next Valuation Date. All such distributions shall be made in accordance with Sections 7.3, 7.4 and 7.5, except as specifically noted to the contrary herein.

8.2   Subsequent Evidence of Disability.  Once each year the Committee may
      ---------------------------------
      require any disabled Participant receiving a disability retirement benefit who has not reached his Normal Retirement date to submit evidence that he is still disabled.

                                   SECTION 9
                                   ---------

                             In the Event of Death
                             ---------------------

9.1   Vesting; Timing.  In the event of the death of a Participant prior to the
      ---------------
      distribution of the total balance of his Participant Account, the total balance of his Accounts, as of the Valuation Date which coincides with or next follows the date of his death, shall be immediately 100% vested and distributed in installment or in one lump sum to his primary beneficiary or, if the primary beneficiary does not survive the Participant, then to his secondary beneficiary, or if no beneficiary has been designated or survives, then to the Participant's estate. All such distributions shall be made in accordance with Sections 7.3, 7.4, and 7.5, except as specifically noted to the contrary herein.

9.2   Beneficiary.  At any time during his life, a Participant shall be entitled
      -----------
      to designate a beneficiary (including a secondary beneficiary, if the Participant so desires), to whom in the event of death the distribution provided herein shall be paid, by signing and filing with the Committee a written designation of beneficiary in such form as shall be required by the Committee. Any beneficiary so designated may be changed by the Participant at any time or from time to time during his life, by signing and filing with the Committee a written notification of change of beneficiary in such form as shall be required by the Committee. If the Participant is married, the designated beneficiary shall be the Participant's spouse unless an election was made under Section 9.4.

9.3   Beneficiary of Married Participants.  In the event a married Participant
      -----------------------------------
      dies while still employed by the Employer or before the Participant's Account is paid to the Participant, the Participant's Account must be paid to the Participant's surviving spouse in a lump sum within five years. If a Participant dies before distributions have commenced and is not survived by a spouse, the Participant's entire remaining interest must be distributed within five years after the Participant's death to the Participant's beneficiary or beneficiaries (or, in the absence of a properly appointed beneficiary or beneficiaries, pursuant to Section 9.5).

9.4   Designation of Beneficiary.  The designated beneficiary of all benefits
      --------------------------
      payable under this Plan shall be the spouse of such Participant on the date of death, unless a waiver to such designation has been completed and received by the Committee in the form acceptable to the Committee. The waiver must be in writing and must be consented to by the Participant's spouse with such waiver specifically acknowledging the non-spouse beneficiary or any subsequent change in a non-spouse beneficiary. The spouse's consent to a waiver must be witnessed by a plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

9.5   Absence of Beneficiary Designation.  If a Participant files no designation
      ----------------------------------
      of beneficiary or revokes a designation previously filed without filing a new designation of beneficiary, or if all persons so designated as beneficiary shall predecease the Participant or die prior to complete distribution to them, the Trustee, pursuant to Employer instructions, shall distribute such death benefit or balance thereof to the following who shall be deemed beneficiaries: to such Participant's surviving spouse, or if none, to such Participant's surviving issue per stirpes and not per capita, or if none, to the Participant's estate.

                                   SECTION 10
                                   ----------

                   In the Event of Termination of Employment
                   -----------------------------------------
                              or Change in Status
                              -------------------

10.1  General Rule.  Subject to the provisions of Section 7.6 "Late Retirement",
      ------------
      there shall be no distributions made to a Participant except on account of termination of employment, death, disability as provided for in Section 8, or termination of the Plan. All such distributions shall be made in accordance with Sections 7.3, 7.4, and 7.5, except as specifically noted to the contrary herein.

10.2  Distribution -- Timing.  Subject to Section 10.5, if a Participant's
      ----------------------
      employment terminates otherwise than by his death, retirement, or Total Disability, the vested balance in his Participant's Account shall be distributed. Notwithstanding the foregoing, amounts attributable to Salary Deferred Contributions may not be distributed to Participants earlier than upon one of the following events:

      1. The employee's retirement, death, disability or separation from service;

      2. The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP);

      3. In the case of a profit-sharing or stock bonus plan, the employee's attainment of age 59 1/2 or, for plan year beginning before 1989, the employee's proven financial hardship;

      4. The sale or other disposition by the Company to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation; and

      5. The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity but only with respect to employees who continue employment with the subsidiary.

             Paragraphs 2, 4, and 5, above, apply only if the distribution is in the form of a lump sum. Paragraphs 4 and 5, above, apply only if the Company continues to maintain the Plan.


10.3  Vesting.  Amounts credited to a Participant's Salary Deferral Contribution
      -------
      Account shall be 100% vested and non-forfeitable at all times. The non-forfeitable portion of the Account balance of a Participant's Account including Employer contributions, Employer matching contributions, and earnings thereon, shall be a percentage of such Account based upon the number of Years of Service that such Participant has credited from his date of employment after attainment of age 18 according to the following schedule:

                 Years of Service            Percent Vested
                 ----------------            --------------

                 Less than 5 years                 0%
                 5 or more years                 100%

10.4  Forfeitures.  As of each Anniversary Date, any amounts which became
      -----------
      Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 10.5. The remaining Forfeitures, if any, shall be added to the Employer's contribution made pursuant to
      Section 5 and allocated among the Participant's Accounts in the same manner as the Employer's contribution for the current year. In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 5) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 5. However, a Participant who performs less than a Year of Service during any Plan Year shall not share in Forfeitures for that year, unless required pursuant to Section 11.3. If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

10.5  Restoration of a Participant's Account Upon Reemployment.  If a former
      --------------------------------------------------------
      Participant is reemployed by the Employer before incurring five (5) consecutive one-year Breaks-in-Service, and such Participant had received a distribution of his entire vested interest in his Account pursuant to
      Section 10.1 prior to being reemployed, the full amount in such Participant's Employer contribution Account on the date of the prior distribution will be restored if:

      (a) The Participant repays to the Plan the full amount of the prior distribution before the Participant incurs five (5) consecutive one-year Breaks-in-Service commencing after such withdrawal; and

      (b) The Participant was not fully vested in the portion his Participant's Account attributed to Employer contributions at the time of the distribution.

10.6  Voluntary and Involuntary Cash-outs.  If the vested portion of a
      -----------------------------------
      Participant's Account does not exceed $3,500 in value as of any Valuation Date preceding a Participant's termination of employment with the Employer, the Participant shall be paid the vested portion, as of the Valuation Date immediately following his termination of employment, in cash (unless the Participant elects to receive such payment in shares of Qualifying Employer Securities) without regard to the Participant's election related to the timing of such payments. If the Participant, upon termination of Service for any reason other than retirement, death, or Total Disability, does not consent to the payment of the vested portion of the Participant's Account, and if the value of such Account exceeds $3,500 on the Valuation Date immediately following the Employee's termination of Service (or as of any prior Valuation Date), the Committee shall direct the Trustee to place the then value of such Account in one (1) or more investment accounts permitted under the Plan in trust for the named Employee for distribution commencing on the Valuation Date immediately following his attainment of age 65 (or death, if earlier). The Account and all accumulated interest shall be paid to the Employee at the time he attains his Normal Retirement Age. In the event the Employee dies before reaching retirement age, the Account balance shall be paid to any beneficiary the Employee has named in a written designation filed with the Committee or, in the absence of such designation, to the Employee's estate subject to the terms of Section 9 of the Plan. The Trustee shall have no other responsibilities with respect to such accounts except that, if the balance of any such account shall approach the amount of federal insurance, the Trustee shall split the account into two (2) or more accounts.

10.7  Changes in Address.  It shall be the responsibility of the terminating
      ------------------
      Participant to keep the Committee informed as to his address, and the Trustee and the Committee shall not be required to do anything further than sending all papers, notices, payments, or the like to the last address given them by such Participant unless they can be shown to have acted in bad faith, having had knowledge of the Participant's actual whereabouts.

10.8  Latest Time for Distribution.  Except as limited by Sections 7, 8, 9 and
      ----------------------------
      10, whenever the Trustee is to make a distribution or to commence a series of payments on or before an Anniversary Date, the distribu tion or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

      (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Date specified herein,

      (b) the 5th anniversary of the year in which the Participant commenced participation in the Plan, or

      (c) the date the Participant terminates his service with the Employer.

10.9  Age 70 1/2 Rule.  Notwithstanding any provisions of the Plan, in no event
      ---------------
      shall a distribution schedule or form of distribution pursuant to Articles 7, 8, 9, or 10 exceed the period permitted under Section 401(a)(9) of the Code or Treasury Regulations Section 1.401(a)(9)-1 or Section 1.401(a)(9)- 2.

10.10 Deemed Cash-outs if 0% Vesting.  Notwithstanding anything to the contrary,
      ------------------------------
      if the value of a Participant's vested portion of the Participant's Account is zero on the date of termination of employment, then the Participant shall be deemed to have received a total distribution of the vested portion of such Participant's Account on such date.

10.11 Eligible Rollover Distributions.  This Section applies to distributions
      -------------------------------
      made from the Plan to Distributees on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect at the time and in the manner prescribed by the Plan Administrator to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section --

      "Distributee" means the Employee or former Employee, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

      "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
      Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

10.12 Distributions Before April 1, 1993.  In the case of each Participant who
      ----------------------------------
      terminated Service before April 1, 1993, the Participant's Account first became distributable on the last day of the first Plan Year in which the Participant incurred his first Break in Service.



                                   SECTION 11
                                   ----------

                        Top-Heavy Definitions and Rules
                        -------------------------------

11.1  Effective Date of Top-Heavy Provisions.  If the Plan is or becomes Top-
      --------------------------------------
      Heavy in any Plan Year beginning after December 31, 1983, the provisions of Sections 11 will supersede any conflicting provision in the Plan.

11.2  Top-Heavy Vesting Schedule.  If the Plan is determined to be Top-Heavy for
      --------------------------
      any Plan Year, a Participant's vested percentage interest in his Participant's Account shall be determined in accordance with the Top-Heavy Vesting Schedule set forth in Section 11.2(d) of this Plan, subject to the following additional requirements:

      (a) Years of Service for purposes of vesting under a Top-Heavy Vesting Schedule shall include Years of Service when the Plan was not Top-Heavy;

      (b) If any Participant in the Plan is not credited with an Hour of Service after the Plan becomes Top-Heavy, that Participant shall not be subject to the Top-Heavy Vesting Schedule, but shall remain subject to the vesting schedule set forth in
                 Section 10.2 and the rules in effect prior to the date the Plan becomes Top-Heavy; and

      (c) If the Plan ceases to be Top-Heavy, an Employee's vested percentage interest in the contributions allocated to his Participant's Account for Plan Years after the Plan Year in which the Plan ceases to be Top-Heavy shall be determined in accordance with the vesting schedule set forth in Section 10.2 of the Plan, unless otherwise set forth in Section 11.2 of this Plan.

      (d) If the Plan is a Top-Heavy Plan in a Plan Year, a Participant who is credited with an Hour of Service in such Plan Year shall have the non-forfeitable interest in his Accrued Benefit for such Plan Year determined in accordance with the following schedule:

                                            Non-forfeitable
                                               (Vested)
                 Years of Service             Percentage
                 ----------------             ----------

                 Less than 3                       0%
                 3 years or more                 100%

      (e) Notwithstanding any provision to the contrary, the vested benefit derived from Employer contributions of a Participant may not be reduced below what it was before the Plan ceased to be Top-Heavy and the vesting schedule was changed. In addition, each Participant with three (3) or more Years of Service shall be given the option of remaining under the Top-Heavy Vesting Schedule within the same period as set forth in
                 Section 16.3.

11.3  Minimum Contributions.  Notwithstanding Section 11.7.5, for purposes of
      ---------------------
      this Section 11.3, "Compensation" shall have the meaning set forth in
      Section 5.2(c). If this Plan is Top-Heavy during any Plan Year, the Employer must make a Minimum Contribution consisting of Employer contributions and forfeitures on behalf of each Plan Participant who is a Non-Key Employee equal to an amount which is not less than three (3%) percent of such Participant's Compensation. A Minimum Contribution shall be made on behalf of such Participant even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year due to (i) the Participant's failure to complete one thousand (1000) Hours of Service, or (ii) the Participant's failure to make mandatory contributions to the Plan, if required; or (iii) the Participant's Compensation is less than a stated amount.

      Notwithstanding the preceding paragraph, if the Employer's Minimum Contribution on behalf of each Plan Participant who is a Key Employee equals an amount which is less than three (3%) percent of such Participant's Compensation, then the Minimum Contribution required to be made for each Non-Key Employee is limited to not more than the highest contribution rate under the Plan for each Key Employee. Therefore, if no Employer contribution is made on behalf of a Key Employee, then no Minimum Contribution is required to be made on behalf of each Non-Key Employee. However, if the Plan is included in a Required Aggregation Group and it enables a defined benefit plan of the Employer to meet the requirements of Sections 401(a)(4) or 410 of the Internal Revenue Code, then the Minimum Contribution for Non-Key Employees cannot be less than three (3%) percent, regardless of the contribution rate for Key Employees. For purposes of this subparagraph, all defined contribution plans included in a Required Aggregation Group shall be treated as one Plan.

        A Minimum Contribution shall not be made on behalf of any Participant who is not employed by the Employer on the last day of the Plan Year. For purposes of computing the Minimum Contribution for any Plan Participant, amounts paid by the Employer to Social Security shall be disregarded. Also, for all Plan years, except those beginning before January 1, 1985, any Employer contribution attributable on behalf of any Key Employee to a salary reduction or similar plan shall be taken into account.

11.4    Minimum Contributions or Minimum Benefits in Two or More Plans.  If the
        --------------------------------------------------------------
        Employer maintains both a defined benefit plan and a defined contribution plan and either of the plans is Top-Heavy then the Minimum Benefit will be provided to the Participant under the defined benefit plan. If the Employer maintains a defined contribution plan in addition to this Plan, and either of the plans is Top-Heavy, then the Minimum Benefit will be provided to the Participant not under this Plan but under the other defined contribution plan.

11.5    Aggregate Limit on Contributions and Benefits for Key Employees.  If any
        ---------------------------------------------------------------
        Participant is a Key Employee and is, or was, covered under both a defined benefit plan and a defined contribution plan which are both included in a Top-Heavy Group of the Employer, then for any Plan Year in which the Plans are Top-Heavy, the number "1.0" shall be substituted for "1.25" in each place where it appears in Section 5.4, unless the Additional Minimum Contribution is being made pursuant to this Section 11.5.

        Notwithstanding the above paragraph, if the Plan is Top-Heavy, but is not Super Top-Heavy, Section 5.3 without modification shall continue to govern the overall limitations on contributions and benefits for Key Employees if an Additional Minimum Benefit or an Additional Minimum Contribution equal to seven and one-half (7-1/2%) percent is received by each Participant who is a Non-Key Employee in any one qualified plan maintained by the Employer. However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event where it appears in Section 5.3.

11.6    Miscellaneous Compensation Provisions.  For any Plan Year in which a

        -------------------------------------
        Plan is Top-Heavy, the annual Compensation of each Participant which may be taken into account for the purpose of determining Employer contributions or benefits under the Plan, including the computation of the contribution rate for Key Employees in Section 11.3, shall not exceed $200,000, or such other amount as may be determined by the Secretary of the Treasury in accordance with Section 415(d) of the Internal Revenue Code and the regulations promulgated thereunder, for Plan Years ending on or after January 1, 1988. Notwithstanding this limitation, benefits attributable to annual Compensation while the Plan was not Top-Heavy shall not be reduced.

11.7    Top-Heavy Definitions
        ---------------------

11.7.1  "Additional Minimum Benefit" means the Minimum Benefit described in
        Section 11.4; however, in determining the applicable percentage in
        Section 11.4, "three (3%) percent" shall be substituted for "two (2%) percent" and "twenty (20%) percent" shall be increased by 1 percentage point for each year for which the Plan is Top-Heavy, up to a maximum of thirty (30%) percent.

11.7.2 "Additional Minimum Contribution" means the Minimum Contribution described in Section 11.3; however, in determining the Minimum Contribution, "four (4%) percent" shall be substituted for "three ("3%) percent" wherever it appears throughout Section 11.3.

11.7.3  "Aggregation Group" means one of the following:

        (a)        Required Aggregation Group:

                   "Required Aggregation Group" means each Plan of the Employer or an Affiliate, including terminated plans, in which a Key Employee is a Participant and each other Plan of the Employer which enables any Plan in which a Key Employee is a

                   Participant to meet the requirements of Sections 410 or 401(a)(4) of the Code. Collectively bargained plans that include a Key Employee of an Employer shall be included in the Required Aggregation Group of the Employer; or

        (b)        Permissive Aggregation Group:

                   "Permissive Aggregation Group" means each Plan in the Required Aggregation Group and any Plan the Employer elects to place into the Aggregation Group, if this expanded group continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

11.7.4 "Annual Retirement Benefit" means a benefit payable annually in the form of a single life annuity with no ancillary benefits and beginning at the Normal Retirement Age under the Plan.

11.7.5 "Compensation" under Section 11 shall be determined under Section 5.3 of the Plan, without regard to Sections 125, 402(a)(8), and 402(h)(1)(B) of the Code, and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

11.7.6 "Determination Date" for any Plan Year means either (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of any Plan, the last day of such Plan Year.

11.7.7 "Key Employee" means any Employee, former Employee, or the Beneficiary of such Employee, who at any time during the current Plan Year or during any of the four preceding Plan Years, is described in one or more of the following three categories:

        (a) An Officer of the Employer who receives from such Employer an annual Compensation which exceeds fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code, as in effect for the calendar year in which the Determination Date falls. The maximum number of Employees required to be treated as Key Employees for the Plan Year by reason of being Officers is the greater of 3 Employees or ten (10%) percent of the number of Employees of the Employer, but such number shall not exceed 50 Employees. If the number of Employees who are Officers of the Employer exceed the maximum number required to be counted as Key Employees, the Officers to be considered as Key Employees are those with the highest annual Compensation from the Employer.

        (b) One of the Employees owning or considered as owning within the meaning of Section 318 of the Internal Revenue Code, as modified by Section 416(i)(1)(B)(iii) of the Code, the largest interests in the Company, unless such Employee receives Compensation from the Employer which is less than $30,000 per year, or the maximum dollar limitation under Section 415(c)(1)(A) of the Code, as in effect for the calendar year in which the Determination Date falls. An Employee who has some ownership interest in the Company is considered to be one of the top ten owners unless at least ten
               (10) other Employees own a greater interest than such Employee. If more than one Employee has the same interest in the Company, the Employee having the greater annual Compensation from the Employer shall be treated as having a larger interest in the Company.

        (c) A Percentage Owner of the Company. A "percentage owner" means any person who owns, or is considered as owning within the meaning of
               Section 318, as modified by Section 416(i)(1)(B)(iii) of the Internal Revenue Code, either

               (1) more than five (5%) percent of the outstanding stock of the Company or stock possessing more than five (5%) percent of the total combined voting power of all stock of the Company; or

               (2) more than one (1%) percent of the outstanding stock of the Company or stock possessing more than one (1%) percent of the total combined voting power of all stock of the Company, if such person has an annual compensation from the Employer of more than $150,000.

               If a person is considered during a Plan Year to be a Key Employee under two or more categories, due to his status other than as a Beneficiary, the present value of his accrued benefit or the sum of his account balance is counted only once during the Plan Year in testing whether the Plan is Top-Heavy. If a person is considered during the Plan Year to be a Key Employee because the person is both a Beneficiary and owner of the Company, then the present value of the person's inherited account balance and the present value of the person's accrued benefit or the sum of his account balance as an Employee or owner will be counted as the total accrued benefit or account balance of the individual as a Key Employee in determining whether the Plan is Top-Heavy. The determination of an individual's status as a Key Employee is based on the Plan Year containing the Determination Date.

11.7.8    "Minimum Benefit" means the benefit described in Section 11.4.

11.7.9    "Minimum Contribution" means the contribution described in Section
          11.3.

11.7.10 "Non-Key Employee" means an Employee who is not a Key Employee or is the Beneficiary of such Employee.

11.7.11   "Rollover Contributions and Similar Transfers" means the following:

          (a) Related rollover contributions or similar transfers are those

              (i)   not initiated by the Employee;

              (ii)  made on or before December 31, 1983; or

              (iii) made to a plan maintained by the same Employer, such as in a merger or consolidation of two or more plans or the division of a single plan into two or more plans.

          (b) Unrelated rollover contributions or similar transfers are those which are both

              (i)   initiated by the Employee; and

              (ii)  made after December 31, 1983; and

              (iii) made from a plan maintained by one Employer to a plan maintained by another Employer.

11.7.12 "Super Top-Heavy" means a Plan which would be Top-Heavy if "ninety (90%) percent" were substituted for "sixty (60%) percent" in each place it appears in Section 11.7.16.

11.7.13 "Top-Heavy" means a qualified Plan which is a Top-Heavy Plan pursuant to the provisions of Section 11.7.16.

11.7.14 "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of the present value of the accumulated accrued benefits for Participants who are Key Employees under all defined benefit plans included in such Aggregation Group and the sum of the account balances for Participants who are Key Employees under all defined contribution plans included in such Aggregation

          Group exceeds sixty (60%) percent of a similar sum determined for all Employees, including their Beneficiaries, who are participating under all Plans included in the Aggregation Group.

11.7.15   "Top-Heavy Vesting Schedule" means the vesting schedule set forth in
          Section 11.2(d).

11.7.16 "Top-Heavy Plan" means a Plan for a Plan Year in which, as of the Determination Date:

          (a) The sum of the account balances of Participants in the Plan who are Key Employees for the Plan Year exceeds sixty (60%) percent of the sum of the account balances under the Plan for all Employees, including their Beneficiaries participating under the Plan, and this Plan is not part of any Aggregation Group; or

          (b) The Plan is part of a Top-Heavy Group and is included in the Required Aggregation Group. Notwithstanding the preceding sentence, collectively bargained plans are not subject to the rules of Section 11. December 31, 1983 shall not be taken into account under the Plan for purposes of computing the Top-Heavy status of the Plan or group of Plans, except to the extent provided in regulations.

11.7.17 Determination of Top-Heavy Status. In making the determination of the Top-Heavy status of a Plan or group of Plans, the accrued benefits or account balances derived from Employer and Employee contributions are taken into account, but accumulated deductible Employee contributions are disregarded. Also, the determination of the present value of the accumulated accrued benefits and the account balances of a Key Employee or Non-Key Employee participating in the plans includes such amounts distributed to the Employee or to the Beneficiary of such Employee during the Plan Year that includes the Determination Date and the preceding four Plan Years, even if such distribution occurred before the effective date of Section 416 of the Code. The preceding amount also includes distributions under a plan which has been terminated which, if it had not been terminated, would have been included in a Required Aggregation Group. An Unrelated rollover contribution or similar transfer accepted by the Plan after December 31, 1983 shall not be taken into account under the Plan for purposes of computing the Top-Heavy status of the Plan or group of Plans, except to the extent provided in regulations. If any individual ceases to be a Key Employee with respect to any Plan for any Plan Year, but such individual was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit or account balance of such Employee shall not be taken into account in determining whether the Plan or group of Plans is Top-Heavy for any Plan Year following the last Plan Year in which such Employee was treated as a Key Employee. For Plan Years beginning after December 31, 1984, if any individual has not performed any service during the Plan Year that includes the Determination Date and the preceding four Plan Years for the Employer, other than benefits under this Plan, then any accrued benefit or account balance of such individual shall not be taken into account in determining whether the Plan or group of Plans is Top-Heavy for the Plan Year. When aggregating two or more Plans in accordance with
          Section 416(g)(2) of the Code, or as it may be amended, the present value of the accrued benefits or account balances will be determined separately for each plan as of such Plan's Determination Date. These Plans will then be aggregated by adding together the results for each Plan as of the Determination Dates that fall within the same calendar year. The present value of the account balance of any Plan Participant as of the Determination Date is the sum of (a) the Participant's account balance as of the most recent valuation date occurring within a 12-month period ending on the Determination Date, and (b) an adjustment for the amount of any Employer contribution actually made on behalf of the Participant after the valuation date, but on or before the Determination Date. Notwithstanding the above, in the first Plan Year, the adjustment set forth in paragraph (b) shall include the amount of any Employer contribution made after the Determination Date if such contributions are allocated to a Participant's Employer contribution Account during the first Plan Year .

                                  SECTION 12
                                  ----------

                           Administration of the Plan
                           --------------------------

12.1  Administrative Committee.  The Plan shall be administered by the Committee
      ------------------------
      which shall be responsible for carrying out the provisions of the Plan, and which shall be the Plan Administrator and Named Fiduciary as these terms are defined under ERISA. The Committee shall consist of at least two
      (2) members who shall be appointed from time to time by the Board of Directors. Vacancies on the Committee shall be filled in the same manner as appointment. The Employer shall act as the Committee at any time during which no committee is appointed or duly constituted hereunder.

      Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the Board of Directors.
      Any member of the Committee may be removed by his own accord by delivering his written resignation to the Board of Directors and to the Secretary of the Committee.

12.2  Chairman; Subcommittees.  The members of the Committee shall elect from
      -----------------------
      their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. They may appoint from their number such subcommittees with such power as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, and may employ such clerks, counsel, accounts and actuaries as may be required in carrying out the provisions of the Plan.

12.3  Meetings.  The Committee shall hold meetings upon such notice, at such
      --------
      time, and at such place as it may determine.

12.4  Action.  A majority of the members of the Committee at the time in office
      ------
      shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting, but not less than two, or in writing by all the members at the time in office, if they act without a meeting.

12.5  Compensation.  No member of the Committee, who is also an Employee, shall
      ------------
      receive any compensation for his service as such, but the Employer may reimburse any member for reasonable and necessary expenses incurred.

12.6  Administrative Rulemaking.  The Committee shall from time to time
      -------------------------
      establish rules for the administration of the Plan and the transaction of its business. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall endeavor to act by general rules so as not to discriminate in favor of any person. Its decision and the records of the Committee shall be conclusive and binding upon the Employer, Participants, and all other persons having any interest under the Plan.

12.7  Plan Records.  The Committee shall maintain accounts showing the fiscal
      ------------
      transactions of the Plan, and in connection therewith shall require the Trustees to submit any necessary reports, and shall keep in convenient form such data as may be necessary for the determination of the assets and liabilities of the Plan. The Committee shall prepare, annually, a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past year. Such report shall be submitted to the Board of Directors and shall be filed in the Office of the Secretary of the Committee where it shall be open to inspection by any Participant of the Plan.

12.8  Reliance on Advice From Professionals.  The members of the Committee and
      -------------------------------------
      the officers and directors of the Employer shall be entitled to rely upon all certificates and reports made by any duly appointed legal counsel.
      The members of the Committee and the officers and directors of the Employer shall be fully protected against any action taken in good faith in reliance upon any such certificates, reports or opinions. All actions so taken shall be conclusive upon each of them and upon all persons having any interest under the Plan. Each member of the Committee shall be indemnified by the Employer against any and all claims, loss, damages, expense and liability to which he may be a party by reason of his membership in the Committee, except in relation to matters as to which he shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his duty as such member. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

12.9  Claims.  Claims for benefits under the Plan shall be filed, on the forms
      ------
      supplied by the Committee. Written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

12.10 Appeals.  Any Employee, former Employee, or beneficiary of either, who has
      -------
      been denied a benefit, or feels aggrieved by any other action of the Employer, Committee or the Trustee, shall be entitled, upon request to the Committee and if he has not already done so, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may obtain a form from the Committee on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with the Committee no later than ninety (90) days after receipt of the written notification provided for above or in Section
      12.10. The Committee shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. The decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant.

                                   SECTION 13
                                   ----------

                   Management and Investment of Trust Assets
                   -----------------------------------------

13.1  Exclusive Benefit Rule.  All assets for providing the benefits of the Plan
      ----------------------
      shall be held as a trust for the exclusive benefit of Participants and beneficiaries under the Plan, and no part of the corpus or income shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and beneficiaries under the Plan. No Participant or beneficiary under the Plan, nor any other person, shall have any interest in or right to any part of the earnings of the Trust, or any rights in, to or under the Trust or any part of its assets, except to the extent expressly provided in the Plan.

13.2  Investment Control.  All contributions to the Plan by either the
      ------------------
      Participants or the Employer shall be committed in trust to the Trustees. The Trustees shall be appointed from time to time by the Board of Directors by appropriate instrument, with such powers in the Trustees as to investment, re-investment control and disbursement of the funds as the Board of Directors shall approve and as shall be in accordance with the Plan. The Board of Directors may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board of Directors shall designate a successor Trustee.

13.3  Investment in Qualifying Employer Securities.  Trust Assets under the Plan
      --------------------------------------------
      will be invested primarily in Qualifying Employer Securities, as provided in the Trust Agreement. Trust Assets may be used to purchase shares of Qualifying Employer Securities from Company shareholders or from the Company. The Trustee may also invest Trust Assets in savings accounts, certificates of deposit, high-grade short-term securities, equity stocks, bonds, or other investments, or Trust Assets may be held in cash. All investments of Trust Assets shall be made by the Trustee only upon the direction of the Committee, and all purchases of Qualifying Employer Securities by the Trustee shall be made at prices which do not exceed the fair market value of such shares, as determined in good faith by the Committee. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Qualifying Employer Securities. Notwithstanding anything in the Plan to the contrary, all determinations as to the fair market value of Qualifying Employer Securities shall be made (i) in accordance with Treasury Regulation (S)54.4975-11(d)(5), (ii) by an independent appraiser, pursuant to Section 401(a)(28) of the Code, in the event such Qualifying Employer Securities are not readily tradeable on an established securities market, and (iii) as of the most recent Valuation Date, provided that transactions involving Participants who are "disqualified persons" within the meaning of Section 4975 of the Code shall be valued as of the transaction date.

13.4  Acquisition Loans. The Committee may direct the Trustee to incur
      -----------------
      Acquisition Loans from time to time to finance the acquisition of Qualifying Employer Securities (Financed Shares) for the Trust or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Qualifying Employer Securities shall constitute an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired. No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of shares so pledged on pro-rata basis as principal and interest on the Acquisition Loan are repaid by the Trustee and such Financed Shares are allocated to Participants' Company Stock Accounts (as provided in Section 6). Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer contributions paid in cash to enable the Trustee to repay such Loan, forfeitures from Participant accounts, from earnings attributable to such Employer contributions and from cash dividends received by the trust. The payments made with respect to an Acquisition Loan by the Trust during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of accounts of the Trust until the Acquisition Loan is repaid. The proceeds of an Acquisition Loan shall be used within a reasonable time after receipt by the Trust to purchase common stock. Further, all income earned with respect to Unallocated Company Stock shall be used at the discretion of the Committee to repay the Acquisition Loan used to purchase such Company Stock. Any income not so used shall be allocated as income of the Plan.

      Should the Employer contributions, earnings attributable to such Employer contributions, and cash dividends received by the Trust on Financed Shares be insufficient to meet the obligations created by the Acquisition Loan, then the Trustee shall so advise the Committee. The Committee may recommend certain actions including but not limited to, refinancing the original Loan, amendment of the original Loan Agreement, or the entering into of an additional Acquisition Loan to repay a prior Acquisition Loan.

13.5  Disbursements.  The Committee shall determine the manner in which the
      -------------
      funds of the Plan shall be disbursed in accordance with the Plan and provisions of the trust instrument, including the form of voucher or warrant to be used in making disbursements and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursements of such funds.

13.6  Voting of Company Stock.  Pursuant to Section 409(e) of the Code, all
      -----------------------
      "Registration-Type" Company Stock allocated to a Participant Account shall be voted by the Trustee in accordance with the instructions of the Participant.

      If the Company Stock is not a registration-type class of securities pursuant to Section 409(e) of the Code, then Participants are entitled to direct the Trustee concerning voting allocated stock with respect to any corporate matter which involves the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets or similar transaction. The Committee shall direct the voting of such stock in all other matters.

      Company Stock which has not yet been allocated and allocated stock for which no voting discretion has been received by Participants in a timely manner shall be voted by the Trustee as directed by the Committee.

13.7  Dividends.  Dividends paid with respect to Qualifying Employer Securities
      ---------
      held by the Trust shall be applied as follows:

      (a) The dividends paid with respect to shares which are both purchased with the proceeds of an Acquisition Loan and allocated to the accounts of Participants at the direction of the Plan Committee shall be either (1) paid in cash directly to such Participants or their Beneficiaries, or (2) if paid into the plan, distributed in cash to Participants or their Beneficiaries not later than 90 days after the close of Plan Year in which paid, or (3) if permitted by
            Section 404(k) of the Code, paid into the Plan and used to repay the Acquisition Loan, with shares released thereby allocated to such Participants in an amount proportional to such dividends for the year for which such dividends would have been allocated to such Participants; provided however that the fair market value of said shares is not less than the amount of such dividend that the Participant would have otherwise received; and

      (b) The dividends paid with respect to unallocated shares shall be used to repay the Acquisition Loan. Further, to the extent that Section 1042 of the Code applies to the purchase of Qualifying Employer Securities under the Plan, the dividends earned with respect to such purchase may not accrue, during the nonallocation period, for the benefit of (i) any taxpayer who makes an election under section 1042 with respect to Qualifying Employer Securities, (ii) any individual related to the taxpayer, or (iii) any person who owns more than twenty-five percent of any class of outstanding stock of the Company or the total value of any class of outstanding stock of the Company.

            To the extent so applied in either (a) or (b) above, the dividends so paid shall be deductible to the Employer (as permitted under Section 404(k) of the Code) in the Taxable Year of the Employer in which the dividend is paid or distributed to Participants, or applied to repay the Acquisition Loan.

                                   SECTION 14
                                   ----------
                          Obligations of the Employer
                          ---------------------------

14.1  Limited Liability.  The Employer shall have no liability in respect to
      -----------------
      payments or benefits or otherwise under the Plan, and the Employer shall have no liability in respect to the administration of the Trust or of the funds, securities or other assets paid over to the Trustees, and each Participant, each contingent Participant, and each beneficiary shall look solely to such Trust Fund for any payments or benefits under the Plan.

                                  SECTION 15
                                  ----------

                                 Miscellaneous
                                 -------------

15.1  No Assignment, etc.  No benefit payable under the Plan shall be subject in
      -------------------
      any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, except as specifically provided in the Plan.

15.2  Non-alienation.  No benefits under this Plan shall be in any manner
      --------------
      anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities or engagements of the person entitled to such benefits as herein provided for him. The preceding sentence shall also apply to the creation, assignment or recognition of right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined, by the Committee in its sole and absolute discretion, to be a Qualified Domestic Relations Order.

15.3  No Employment Rights.  The establishment of the Plan shall not be
      --------------------
      construed as conferring any rights upon any Employee or any person for a continuation of employment, and shall not be construed as limiting in any way the right of the Employer to discharge any Employee or to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

15.4  Incompetence of Beneficiary.  If any person entitled to receive any
      ---------------------------
      benefits from the Trust Fund is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Committee may instruct the Trustees to make distribution to such other person, persons or institutions as, in the judgment of the Committee are then maintaining or have custody of such distributee.

15.5  Conclusiveness of Committee Decisions.  The determination of the Committee
      -------------------------------------
      as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

15.6  Inability to Locate Beneficiary.  In the event an amount is payable from
      -------------------------------
      the Trust Fund to a beneficiary or the executor or administrator of any deceased Participant and if, after written notice from the Trustees mailed to such person's last known address as certified to the Trustees by the Committee, such person or such executor or administrator shall not have presented himself to the Trustees within six (6) years after the mailing of such notice, the Trustees shall notify the Committee and the Committee shall instruct the Trustees to distribute such amount due to such beneficiary or such executor or administrator among one or more of the spouse and blood relatives of such deceased person, designated by the Committee.

15.7  Mergers, etc.  In the case of any merger, consolidation with or transfer
      -------------
      of assets or liabilities to any other plan, each Participant in the Plan shall, (if the plan is terminated), receive a benefit under this Plan immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit under this Plan he would have been entitled to receive immediately before the merger, consolidation or transfer if the plan had been terminated.

                                  SECTION 16
                                  ----------

                                  Amendments
                                  ----------

16.1  Amendments.  The Company reserves the right at any time, and from time to
      ----------
      time, by action of its Board of Directors, to modify or amend in whole or in part any or all of the provisions of the Plan. This right of the Company is subject to the conditions:

      (a) that no modification or amendment may be made which will adversely affect the existing account balances or optional forms of benefits of any Participant or beneficiary; and

      (b) that no part of the assets of the Plan shall, by reason of any modification or amendment, be used for or diverted to, purposes other than for the exclusive benefit of Participants and beneficiaries under the Plan.

16.2  ESOP Status.  If the Company amends this Plan to no longer primarily
      -----------
      invest in Qualifying Employer Securities, thus ceasing to be an ESOP,
      Section 17.2 will apply.

16.3  Vesting Rule.  In the event that the vesting schedule of this Plan is
      ------------
      amended, any Participant who has completed at least three (3) Years of Service may elect to have his vested interest determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereinafter defined. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of following dates:

      (a) The date which is sixty (60) days after the day the amendment is adopted;

      (b) The date which is sixty (60) days after the day the amendment becomes effective; or

      (c) The date which is sixty (60) days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

      Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

      If the Plan is amended pursuant to this Section and an Employee is a Participant as of the later of the date the amendment is adopted or the date the amendment becomes effective, then the nonforfeitable percentage of the Participant's Account shall not be less than such percentage when determined under the Plan without regard to the amendment.

                                  SECTION 17
                                  ----------

                Suspension, Discontinuance and Plan Termination
                -----------------------------------------------

17.1  Permanence.  The Company and each employer intend this Plan to be
      ----------
      permanent and to qualify under Section 401 of the Code, as that statute may from time to time be amended or supplemented. However, the Plan may be discontinued by the Board of Directors, but only upon condition that such action is taken under the Trust Agreement established under the Plan and as such shall render it impossible for any part of the corpus of the Trust or income thereon to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants and beneficiaries. Upon termination, partial termination, or upon complete discontinuance of contributions all affected Participant's Accounts shall be considered as fully vested and non-forfeitable and all unallocated assets of the Trust, including but not limited to Employer contributions and unallocated Trust assets and earnings thereon, shall be allocated to the accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan. After initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances. All Participants shall be treated in a uniform and nondiscriminatory manner.

17.2  Cessation of ESOP Status.  If this Plan ceases to be an ESOP, the proceeds
      ------------------------
      of an Acquisition Loan will be used within a reasonable time after receipt by the Plan either to acquire Qualifying Employer Securities or to repay the loan or a prior Acquisition Loan. Even if the Plan ceases as an ESOP, any Qualifying Employer Security acquired with the proceeds of an Acquisition Loan will be subject to a put option if the Company Stock is not publicly traded when distributed, or if the Company Stock is subject to a trading limitation when distributed. The put option must be exercisable at least during a 15-month period which begins on the date the Company Stock is subject to the put option is distributed by the Plan. The price at which the put option will be exercisable will be the value of the Company Stock as of the date of exercise or as of the most recent Valuation Date. If the transaction takes place between the Plan and a disqualified person, value will be determined as of the date of the transaction.

17.3  Merger or Sale of the Company.  Notwithstanding anything herein to the
      -----------------------------
      contrary, in the event that the Company or all of the Company's outstanding Company Stock shall be acquired, through merger or sale, by an unrelated third party, then the Plan shall automatically be terminated without further action or notice effective on the date of such sale or merger; all Participant Accounts shall be considered fully vested and non-forfeitable as of such date of termination; all Employer contributions, dividends on Company Stock and earnings on Participant Account assets paid to the Trust or earned by the Trust since the most recent Valuation Date shall be allocated to the accounts of all Participants as of the date of termination of the Plan as if it were the next Valuation Date in accordance with the provisions of the Plan; and all funds realized by the Trust with respect to any Financed Shares remaining as collateral on any Acquisition Loans which shall be exchanged for cash in such merger or sale after repayment of all Acquisition Loans shall have been made shall be allocated to the accounts of all Participants pro rata based on the total value of assets allocated to each Participant's Account as a percentage of the total value of assets allocated to all Participant Accounts and held in the Trust as of the date of termination of the Plan. Upon such termination of the Plan and completion of the final accounting and allocation of the Trust assets, all such Participant Accounts which shall account for all Trust assets shall be distributed in a lump-sum to each Participant as soon as administratively feasible.

                                  SECTION 18
                                  ----------

                         Inclusion Of Other Companies
                         ----------------------------

18.1  Joinder Generally.  Any company which is or becomes a subsidiary,
      -----------------
      Affiliate or associated company of the Employer, may, with the approval of the Board of Directors of the Employer, adopt this Plan with respect to its Employees.

18.2  Joinder -- Terms and Conditions.  With respect to the Employees of any
      -------------------------------
      such subsidiary, Affiliate or associated companies which may become included in the Plan, the Board of Directors of the Employer shall determine the extent, if any, to which the period of prior employment therewith or with any predecessors thereof shall be recognized as service for the purposes of this Plan.